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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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TO OUR STOCKHOLDERS

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2021 Annual Meeting of Stockholders of Neenah, Inc. to be held on Thursday, May 20, 2021 at 3:00 p.m., Eastern Daylight. Due to the ongoing public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our stockholders, employees and their families, the 2021 Annual Meeting will be held virtually via live webcast. Additional information regarding the 2021 Annual Meeting may be found in the attached Proxy Statement.

Looking back on 2020 and the unprecedented impact of the COVID-19 pandemic, I am pleased with how Neenah demonstrated its resiliency. We saw how we can be decisive, act quickly and be creative, build new relationships with customers, and leverage our technology in new ways. This is a credit to our employees, whose health and safety are always our top priority.

We also aggressively managed costs and working capital, generating near record cash flow and ending the year with over $175 million of available liquidity. While protecting our employees and maintaining our strong financial position were top priorities for 2020, our teams also accomplished a number of other initiatives that will make us stronger in the years to come.

Some of these included:

•
Updating our vision and strategy, providing clear direction and focus for our organization on key drivers that will add significant value and support growth in our four targeted platforms

•
Implementing a new operating system, employing LEAN principles and methodologies at our two largest plants, helping to drive safety and cost improvements

•
Reinvigorating our innovation efforts and launching a number of new products, including the development of high-performance media for face masks, alternatives to plastic signage and packaging, new teacher tools, journals and planners, and environmentally friendly dissolvable labels

•
Publishing a Corporate Sustainability Report, highlighting the meaningful progress made over the past five years in reducing our carbon footprint, building a more diverse and inclusive workplace, and maintaining sound governance practices

•
Maintaining a disciplined and active M&A pipeline, leading to the April 2021 acquisition of ITASA, a leading global specialty coatings company

With these actions, we continued on our path to become a leading global specialty materials company known for its ability to create sustainable value for stakeholders, its dedication to providing a safe and healthy workplace for employees, and as a responsible and engaged steward of the environment and communities in which we operate.

The formal business to be transacted at the 2021 Annual Meeting includes:

•
Election of the two nominees detailed in this Proxy Statement as Class II directors for a three-year term;

•
Approval of an advisory vote on the Company's executive compensation; and

•
Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.

At the meeting, we will provide a brief report on our results and strategies. Our directors and executive officers, as well as representatives from Deloitte & Touche LLP, will be in attendance to answer any questions. Regardless of whether you choose to participate or not, please either vote electronically, by telephone, or follow the procedures for requesting written copies of the proxy materials described in the attached Proxy Statement and return the proxy card at your earliest convenience. This will assure your shares will be represented and voted at the 2021 Annual Meeting.

I have seen a lot in my first year as Chief Executive Officer at Neenah—how talented and passionate our employees are, how creative and responsive they can be, the deep and strong relationships we have with our customers, and the support we have from our shareholders. Looking ahead, I couldn't be more excited. With Neenah's talented leadership team and outstanding employees, our strong financial position, catalysts in place to drive value, and clear strategies to enable future growth, I look forward to updating you on our progress in the years ahead.

I'd also like to thank our Board of Directors for their continued direction and support and recognize Steve Wood, who will be stepping down this year after more than 15 years of outstanding service. On behalf of our Board of Directors, thank you for your support and trust.

Sincerely,

Julie A. Schertell President and Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Meeting Date: May 20, 2021	Meeting Time: 3:00pm (Eastern Daylight Time)
Meeting Place: www.virtualshareholdermeeting.com/NP2021	Record Date: March 26, 2021

Matters that will be voted upon:

1.
A proposal to elect the two nominees named as Class II directors in the attached Proxy Statement to serve until the 2024 Annual Meeting of Stockholders;

2.
A proposal to approve, on an advisory basis, the Company's executive compensation;

3.
A proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Neenah, Inc. for the fiscal year ending December 31, 2021; and

4.
Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

NOTICE HEREBY IS GIVEN that the 2021 Annual Meeting of Stockholders of Neenah, Inc. will be held virtually via live webcast on Thursday, May 20, 2021 at 3:00 p.m., Eastern Daylight. Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on March 26, 2021 are entitled to receive notice of and to vote during the live webcast and any adjournments thereof. Stockholders can attend the virtual meeting by visiting www.virtualshareholdermeeting.com/NP2021 and using the 16-digit control number found on their proxy card. Stockholders will be able to vote their shares electronically and submit questions during the meeting. Whether or not you plan to attend the virtual meeting, all stockholders are encouraged to vote in advance by using one of the methods described in the attached Proxy Statement.

This Proxy Statement and the 2020 Annual Report to Stockholders are available on our Investor Relations webpage at: www.neenah.com.

By order of the Board of Directors.

Noah S. Benz
Executive Vice President, General Counsel and Secretary

Alpharetta, Georgia
April 9, 2021

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN VOTE ELECTRONICALLY, BY TELEPHONE, OR REQUEST PRINTED PROXY MATERIALS AND PROMPTLY COMPLETE, EXECUTE, AND RETURN THE PROXY CARD INCLUDED WITH THE PROXY MATERIALS IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

Neenah, Inc. 2021 Proxy Statement | 1

Neenah, Inc. 2021 Proxy Statement | 2

PROXY STATEMENT SUMMARY

Our Board of Directors is soliciting proxies from our stockholders in connection with Neenah's Annual Meeting of Stockholders. When used in this Proxy Statement, the terms "we," "us," "our," "the Company," and "Neenah" refer to Neenah, Inc. and its consolidated subsidiaries. The approximate date on which this Proxy Statement is being filed and notice is being sent or given to stockholders of record is April 9, 2021.

This summary highlights information contained in the Proxy Statement. It does not include all of the information that you should consider prior to voting and we encourage you to read the entire document prior to voting.

For more complete information regarding Neenah's financial performance, please review the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

STOCKHOLDERS ARE BEING ASKED TO VOTE ON THE FOLLOWING
MATTERS AT THE 2021 ANNUAL MEETING:

Description	Item	Board Recommendation	Page
Election of Directors The Board and the Nominating and Corporate Governance Committee believe that the two Class II Director nominees possess the necessary qualifications, attributes, skills and experiences to provide quality advice and counsel to the Company's management and effectively oversee the business and the long-term interests of stockholders.	1	FOR Each Director Nominee	44

Advisory Vote to Approve Executive Compensation The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers as described in the Compensation Discussion and Analysis section beginning on page 18 and the Executive Compensation Tables section beginning on page 33. The Board values stockholders' opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.	2	FOR	45

Ratification of the Appointment of Deloitte & Touche, LLP, as Independent Auditors The Audit Committee and the Board believe that the retention of Deloitte & Touche, LLP, to serve as the Independent Auditors for the fiscal year ending December 31, 2021 is in the best interest of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee's selection of the Independent Auditors.	3	FOR	46

Neenah, Inc. 2021 Proxy Statement | 3

BOARD OF DIRECTORS

CLASS II DIRECTORS – NOMINATED FOR RE-ELECTION:

Margaret S. Dano

Margaret S. Dano is the former Chairman of the Board for Superior Industries International, Inc., a leading manufacturer of aluminum road wheels for use in the automobile and light truck industry. Ms. Dano was appointed as Chairman of the Board in 2014 and served as a director for Superior from 2007 to 2017. In addition, Ms. Dano currently serves as a director of Douglas Dynamics, Inc., a manufacturer of snow and ice control equipment for the global light truck market, a position she has held since 2012, where she chairs the Governance Committee and serves on both the Compensation and Audit Committees. From 2002 to 2005, Ms. Dano served as Vice President, Worldwide Integrated Supply Chain and Operations for Honeywell Corporation. Prior to that, she served as Vice President, Worldwide Supply Chain Office Products & GM Printer Papers for Avery Dennison Corporation from 1999 to 2002 and Vice President of Corporate Manufacturing & Engineering from 1996 to 1999. Ms. Dano received a BS in mechanical engineering from Kettering University (formerly the General Motors Institute). Ms. Dano has served as a director of Neenah since 2015. Ms. Dano's senior executive experience in global manufacturing and supply chain and her public board experience and leadership with manufacturing companies make her an effective member of Neenah's Board.

Age
61

Race/Ethnicity
White/Non-Hispanic

Director Since
2015

Committees
Nominating and Corporate Governance Committee Compensation Committee

Public Directorship Experience
Superior Industries International, Inc.
Douglas Dynamics, Inc.

Independent
Yes

Donna M. Costello

Donna M. Costello was the Chief Financial Officer of C&D Technologies from 2016 until early 2020. Previously, Ms. Costello served as Chief Financial Officer of Sequa Corporation, a $1.5 billion global manufacturer and service provider in the Industrial and Aerospace markets, from 2008 to 2015. Prior to being promoted to Chief Financial Officer in 2008, Ms. Costello served as Vice President and Controller of Sequa Corporation, which was a publicly traded company until its acquisition by The Carlyle Group in 2007. From 2002 to 2005, Ms. Costello served as Vice President and Controller of Chromalloy Gas Turbine, Sequa's largest subsidiary. Ms. Costello began her career in 1995 as an auditor for Arthur Andersen and advanced through a series of assignments to become a senior audit manager in 1999. Ms. Costello currently serves as a director of CTS Corporation, a manufacturer of sensors, actuators, and electronic components for the aerospace/defense, industrial, medical, telecommunications/IT, and transportation markets, a position she has held since 2021, where she serves on both the Compensation and Audit Committees. Ms. Costello received her BBA and MBA from Iona College. Ms. Costello is a certified public accountant and a member of both the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Ms. Costello is also a member of the Henry Crown Fellowship Program of the Aspen Institute. Ms. Costello has served as a director of Neenah since 2019.

Age 48 Race/Ethnicity White/Non-Hispanic Director Since 2019 Committees Audit Committee Public Directorship Experience CTS Corporation Independent Yes

Neenah, Inc. 2021 Proxy Statement | 4

CLASS III DIRECTORS – TERM EXPIRING AT THE 2022 ANNUAL MEETING:

Timothy S. Lucas

Timothy S. Lucas was an independent financial reporting consultant with Lucas Financial Reporting from 2002 until retiring in December 2017. From 1988 to 2002, Mr. Lucas worked at the Financial Accounting Standards Board ("FASB"), where he was the Director of Research and Technical Activities, and Chairman of the FASB's Emerging Issues Task Force. Mr. Lucas has served as a director of Neenah since 2004. Mr. Lucas received his BA in Economics and BS in Accounting from Rice University and his Master of Accounting from the Jesse H. Jones Graduate School, Rice University. Mr. Lucas' experience at FASB, consulting experience, and educational background make him an effective member of Neenah's Board.

Age 74 Race/Ethnicity White/Non-Hispanic Director Since 2004 Committees Audit Committee Compensation Committee Public Directorship Experience N/A Independent Yes

Tony R. Thene

Tony R. Thene currently serves as director and Chief Executive Officer of Carpenter Technology Corporation, a leader in specialty alloy based materials and process solutions. Mr. Thene began his career at Carpenter in 2013 as Chief Financial Officer and has served as a director since 2015. Prior to joining Carpenter, Mr. Thene served as Chief Financial Officer of the Engineered Products and Solutions Business Group at Alcoa, Inc. from 2010 until 2013. Previously, he served as Vice President, Controller and Chief Accounting Officer of Alcoa. He also previously held various other positions during his 23-year career at Alcoa, including Director, Investor Relations; Chief Financial Officer for the Flat Rolled Products Group; Chief Financial Officer for Alcoa World Alumina and Chemicals; and manufacturing manager for the Alumina Chemicals business. Mr. Thene received his BS in Accounting from Indiana State University and his MBA from the Weatherhead School of Management at Case Western Reserve University. Mr. Thene has served as a director of Neenah since 2019. Mr. Thene's educational background, financial expertise, and extensive experience in the specialty materials industry make him an effective member of Neenah's Board.

Age
60

Race/Ethnicity
White/Non-Hispanic

Director Since
2019

Committees
Nominating and Corporate Governance Committee Compensation Committee

Public Directorship Experience
Carpenter Technology Corporation

Independent
Yes

Neenah, Inc. 2021 Proxy Statement | 5

CLASS I DIRECTORS – TERM EXPIRING AT THE 2023 ANNUAL MEETING:

William M. Cook

William M. Cook is the retired Executive Chairman (2015-2016) of Donaldson Company Inc., a technology-driven global company that manufacturers filtration systems to remove contaminants from air and liquids. Mr. Cook is also the former Chairman (2005-2015), President and Chief Executive Officer (2004-2015) of Donaldson. Prior to that, Mr. Cook held various roles at Donaldson of increasing responsibility, including service as Senior Vice President, International (2000-2004); Chief Financial Officer (2001-2004); and Senior Vice President, Commercial and Industrial (1994-2000). Mr. Cook is also currently a Director of IDEX Corporation (where he serves as Lead Director and also on the Audit Committee) and was a director of Valspar Corporation (where he served on the Audit Committee) from 2010 to 2017. Mr. Cook brings to the Neenah Board his filtration industry and operations experience and financial expertise for the past 35 years at Donaldson where he held a wide range of financial and business positions with global responsibilities. Mr. Cook is an experienced public company Board member having served on the Donaldson Board from 2004-2016 and as an independent director for IDEX and Valspar. Mr. Cook also has valuable Board experience from his past service to various private and charitable organizations. Mr. Cook has served as a director of Neenah since 2016. Mr. Cook holds a BS degree in Business Management and an MBA degree from Virginia Tech. Mr. Cook's educational background, financial expertise, and extensive experience in the filtration industry make him an effective member of Neenah's Board.

Age 67 Race/Ethnicity White/Non-Hispanic Director Since 2016 Committees Audit Committee Public Directorship Experience Donaldson Company Inc. IDEX Corporation Valspar Corporation Independent Yes

Neenah, Inc. 2021 Proxy Statement | 6

Philip C. Moore

Philip C. Moore retired as Senior Vice President, Deputy General Counsel and Corporate Secretary of TD Bank Group, Toronto, Canada on December 31, 2016. Mr. Moore joined TD Bank Group in May 2013, prior to which he had been a partner at McCarthy Tétrault LLP, Canada's national law firm where he practiced corporate and securities law in Toronto and Sydney, Australia, with particular emphasis on corporate governance, finance, mergers and acquisitions, and other business law issues. He has been involved in many corporate mergers, acquisitions, dispositions, and reorganizations, as well as capital markets transactions in a variety of industries and geographies. Mr. Moore has extensive experience in corporate transactions involving the pulp and paper industries. Mr. Moore has been awarded the designation "Chartered Director" from the Directors College, Canada's leading director education program run by McMaster University and the Conference Board of Canada. He has advised on the design and implementation of numerous executive compensation plans, as well as on executive compensation governance matters. From 1994 until 2000, he was a director of Imax Corporation and is currently a director of a number of private corporations. Mr. Moore has served as a director of Neenah since 2004. Mr. Moore received his BA from McMaster University and his LLB from Queen's University. Mr. Moore's educational background and extensive experience in corporate governance and business law make him an effective member of Neenah's Board.

Age 67 Race/Ethnicity White/Non-Hispanic Director Since 2004 Committees Audit Committee Nominating and Corporate Governance Committee Public Directorship Experience Imax Corporation Independent Yes

Julie A. Schertell

Julie A. Schertell is President and Chief Executive Officer of the Company. Ms. Schertell has been in this role since May 2020. Prior to this, Ms. Schertell was Chief Operating Officer from January 2020 to May 2020, President of Technical Products from September 2018 to December 2019, and President of Fine Paper & Packaging from January 2011 to September 2018. Ms. Schertell joined the Company in 2008 and served as Vice President of Sales and Marketing for the Fine Paper division through December 2010. Ms. Schertell was employed by Georgia-Pacific Corporation in the Consumer Products Retail division, where she served as Vice President of Sales Strategy from 2007 to 2008, and as Vice President of Customer Solutions from 2003 through 2007. Ms. Schertell has served as a director of Neenah since February 2020. Ms. Schertell's extensive experience in the paper and consumer products industries, and leadership positions in the Company make her an effective member of Neenah's Board.

Age 51 Race/Ethnicity White/Non-Hispanic Director Since 2020 Committees N/A Public Directorship Experience N/A Independent No

Neenah, Inc. 2021 Proxy Statement | 7

DIRECTORS RETIRING EFFECTIVE AS OF THE 2021 ANNUAL MEETING:

Stephen M. Wood, Ph.D.

Stephen M. Wood, Ph.D. is an Operating Partner with Snow Phipps Group LLC, an internationally diversified investment company. Prior to this he served as Chairman of the Board for FiberVisions Corporation which is a leading global manufacturer of synthetic fibers for consumer products, construction, and industrial applications. Dr. Wood was President and Chief Executive Officer of FiberVisions from 2006 to 2012. Dr. Wood was also Chairman of the Board of ESFV, a global joint Venture with JNC Corporation, a leading Japanese Chemical Company. From 2001 to 2004, Dr. Wood served as President and Chief Executive Officer of Kraton Polymers, a specialties chemical company, and Chairman and Representative Director of JSR Kraton Elastomers, a Japanese joint venture company. Prior to this Dr. Wood was President of the Global Elastomers business of Shell Chemicals, Ltd., and a Vice President of that company. Dr. Wood was also elected International President of the International Institute of Synthetic Rubber Producers. Dr. Wood has a BSc in Chemistry and a Ph.D. in Chemical Engineering from Nottingham University, United Kingdom and is a graduate of the Institute of Chemical Engineers and a Fellow of the Institute of Directors. Dr. Wood has served as a director of Neenah since 2004. Dr. Wood's experience as the senior executive of global chemical manufacturing companies, his international and previous board experience, and his educational background make him an effective member of Neenah's Board.

Age 74 Race/Ethnicity White/Non-Hispanic Director Since 2004 Committees Audit Committee Compensation Committee Public Directorship Experience N/A Independent Yes

Neenah, Inc. 2021 Proxy Statement | 8

DIRECTOR SKILLS SUMMARY

Our Board of Directors possesses diverse experience and perspectives in various areas critical to our business. The Board's collective knowledge ensures appropriate management and risk oversight and supports our goal of creating long-term sustainable stockholder value.	William M. Cook	Donna M. Costello	Margaret S. Dano	Timothy S. Lucas	Philip C. Moore	Julie A. Schertell	Tony R. Thene

Senior Executive/Strategic Leadership: Experience in overseeing, developing, and/or implementing business strategy for a publicly listed company or complex organization.	•	•	•	•	•	•	•

Manufacturing/Supply Chain: Experience in manufacturing and/or supply chain management.	•		•			•	•

International: Experience in international business management or transactions.	•	•	•		•	•	•

Capital/Asset Allocation: Experience in assessing and/or implementing capital and/ or asset allocation decisions.	•	•	•		•	•	•

Talent Management & Executive Compensation: Experience in human resources, leadership development, talent management, and/or executive compensation issues.	•		•	•	•	•	•

Audit/Accounting/Financial Statements: Experience preparing, auditing, analyzing, or evaluating financial statements for a complex business.	•	•	•	•	•	•	•

Capital Markets/Investor Relations: Capital markets experience; experience relevant to institutional investor expectations.	•	•	•		•	•	•

Legal/Regulatory/Risk Management: Experience in the management or oversight of legal, compliance and regulatory affairs, and of risk management.	•	•		•	•		•

Other Board Experience: Experience as a director of a publicly listed company or other complex organization.	•	•	•		•		•

Neenah, Inc. 2021 Proxy Statement | 9

MEETINGS / COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, which we refer to as the Nominating Committee. The Board of Directors held four regularly scheduled meetings and one specially-called meeting in 2020. The directors also participated in additional ad hoc discussions on a variety of matters throughout the year. The Company's Corporate Governance Policies provide that all directors are expected to regularly attend and participate in Board and Committee meetings and encourage the directors to attend the Company's Annual Meeting. In 2020, our directors attended 100% of the regularly scheduled and specially scheduled meetings of the Board and of the committees of which he or she is a member. All of the Company's directors were in attendance at the 2020 Annual Meeting. The 2020 Annual Meeting and all Board and committee meetings held after March 15, 2020 were held via video conference due to safety concerns relating to the COVID-19 pandemic.

Neenah holds regularly scheduled executive sessions of the independent directors at each Board meeting. As Chairman of the Board, Mr. Cook presides at all of the executive sessions.

AUDIT COMMITTEE

The Audit Committee is comprised solely of directors who meet the independence requirements of the New York Stock Exchange ("NYSE") and the Securities Exchange Act of 1934, as amended ("Exchange Act"), and are financially literate, as required by NYSE rules. At least one member of the Audit Committee is an audit committee financial expert, as defined by the rules and regulations of the Securities and Exchange Commission ("SEC"). The Audit Committee has been established in accordance with applicable rules promulgated by the NYSE and the SEC. The Audit Committee assists the Board in monitoring:

•

the quality and integrity of our financial statements;

•

our compliance with ethical policies contained in our Code of Business Conduct and Ethics, and legal and regulatory requirements;

•

the independence, qualification and performance of our registered public accounting firm;

•

the performance of our internal auditors;

•

related party transactions; and

•

policies with respect to risk assessment and risk management, including, data privacy and data security risks.

The Audit Committee is governed by the Audit Committee Charter approved by the Board. The charter is available on our website at www.neenah.com.

COMMITTEE AND MEMBERS

Timothy S. Lucas, Chair
Stephen M. Wood
William M. Cook
Philip C. Moore
Donna M. Costello

Number of Meetings
9

›

All members are independent

›

All members are financially literate under NYSE standards

›

The Board has determined that Messrs. Lucas and Cook and Ms. Costello are audit committee financial experts within the meaning of the SEC's rules.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating Committee is comprised solely of directors who meet the NYSE independence requirements. The Nominating Committee:

•

oversees the process by which individuals are nominated to our Board;

•

reviews the qualifications, performance, and independence of members of our Board;

•

reviews and recommends policies with respect to composition, organization, processes and, practices of our Board, including diversity; and

•

identifies and investigates emerging corporate governance issues and advises the Board on oversight responsibilities relating to the Company's ethical conduct, corporate culture, and employee health and safety.

The Nominating Committee is governed by the Nominating and Corporate Governance Committee Charter approved by the Board. The charter is available on our website at www.neenah.com.

COMMITTEE AND MEMBERS Margaret S. Dano, Chair Philip C. Moore Tony R. Thene Number of Meetings 4 › All members are independent

Neenah, Inc. 2021 Proxy Statement | 10

COMPENSATION COMMITTEE

The Compensation Committee is comprised solely of directors who meet NYSE independence requirements, meet the requirements for a "non-employee director" under the Exchange Act, meet the requirements of Rule 10C-1 under the Exchange Act, and meet the requirements for an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee:

•

reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and sets such compensation;

•

approves, in consultation with our Chief Executive Officer, the compensation of our officers who are elected by our Board;

•

makes recommendations to our Board with respect to our equity-based plans and executive incentive compensation plans; and

•

reviews with management and approves awards under our long-term incentive compensation plans and equity-based plans.

The Compensation Committee is governed by the Compensation Committee Charter approved by the Board. The charter is available on our website at www.neenah.com.

Additional information regarding the Compensation Committee's processes and procedures for consideration of executive compensation is provided in the "Compensation Discussion and Analysis" below.

COMMITTEE AND MEMBERS Stephen M. Wood, Chair Timothy S. Lucas Margaret S. Dano Tony R. Thene Number of Meetings 5 › All members are independent

Neenah, Inc. 2021 Proxy Statement | 11

CORPORATE GOVERNANCE

BOARD LEADERSHIP

The Board selects from among its members the Chair of the Board. The Board also elects the Chief Executive Officer of the Company. The current Board Leadership is as follows:

William M. Cook
Chairman of the Board

Julie A. Schertell
President and Chief Executive Officer

On February 3, 2021, Dr. Wood delivered notice to the Board of his intent not to stand for re-election as a member of the Board at the Company's 2021 Annual Meeting. The Board has not made any nominations and does not intend to fill this vacancy at this time. Accordingly, immediately following the 2021 Annual Meeting, the Board will consist of seven members divided into two classes of two directors (Classes II and III) and one class of three directors (Class I).

The Board believes at this time that it is appropriate for Ms. Schertell to continue serving as Chief Executive Officer and a member of the Board. Ms. Schertell's position as both Chief Executive Officer and director provides a continuity of leadership between the senior executive team and the Board and enhances the corporate governance environment of the Board.

Independent Directors

Our Amended and Restated Bylaws provide that a majority of the directors on our Board shall be independent and currently seven out of the eight directors are independent. Immediately following the 2021 Annual Meeting, six out of the seven directors will be independent. In addition, the Corporate Governance Policies adopted by the Board, described further below, provide for independence standards consistent with NYSE listing standards. Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director's immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. Having six out of seven independent directors provides Neenah with a sufficient level of oversight, governance and independence without unduly limiting the senior executives from acting in the best interest of the Company and its stockholders.

In evaluating the independence of our independent directors,the Board also considered whether any of the independent directors had any material relationships with Neenah and concluded that no such material relationship existed that would impair their independence (see "Approval of Related Party Transactions" below). In making this determination, the Board relied both on information provided by our directors as well as information developed internally by Neenah. As is currently the case, immediately after the election of the nominees to the Board of Directors, a majority of all directors holding office will be independent directors. The Nominating Committee and the Board have affirmatively determined that six of the Company's seven directors do not have any relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and are independent in accordance with NYSE listing standards, rules and regulations and our Corporate Governance Policies. Immediately following the 2021 Annual Meeting, Neenah's independent directors will be Margaret S. Dano, Timothy S. Lucas, Philip C. Moore, Tony R. Thene, William M. Cook and Donna M. Costello.

Nomination of Directors

The Board of Directors is responsible for approving candidates for Board membership. The Board has delegated the screening and recruitment process to the Nominating Committee, in consultation with the Chairman of the Board and Chief Executive Officer. More specifically, our Nominating Committee has adopted, and the Board has ratified, the "Neenah, Inc. Policy Regarding Qualification and Nomination of Director Candidates."

The Nominating Committee seeks to create a Board that is strong in its collective knowledge and diversity of skills and experience with respect to, accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance, education, background and global markets.

Qualified candidates for director are those who, in the judgment of the Nominating Committee, possess all of the following personal attributes and a sufficient mix of the following experience attributes to assure effective service on the Board. Personal attributes of a Board candidate considered by the Nominating Committee include: leadership, ethical nature, contributing nature, independence, interpersonal skills, effectiveness, currency of work history and diversity. Experience attributes of a Board candidate considered by the Nominating Committee include: financial acumen, general business experience, industry knowledge, diversity of view-points, special business experience, and expertise. When the Nominating Committee reviews a potential new candidate, the Nominating Committee looks specifically at the candidate's qualifications in light of the needs of the Board and our company at that time, given the then current mix of director attributes.

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director.

The Nominating Committee periodically assesses the appropriate size of the Board and whether any vacancies on the Board are expected. In the event that vacancies are anticipated

Neenah, Inc. 2021 Proxy Statement | 12

or otherwise arise, the Nominating Committee will seek to identify director candidates based on input provided by a number of sources, including: (i) Nominating Committee members; (ii) other directors of Neenah; (iii) management of Neenah; and (iv) stockholders of Neenah. The Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates.

The Nominating Committee will consider nominees recommended by stockholders as candidates for election to the Board. A stockholder wishing to nominate a candidate for election to the Board at the Annual Meeting is required to give written notice to the Secretary of Neenah of his or her intention to make a nomination. Pursuant to our Amended and Restated Bylaws, the notice of nomination must be received by Neenah not less than 50 calendar days nor more than 75 calendar days prior to the Annual Meeting, or if Neenah gives less than 60 calendar days' notice of the meeting date, the notice of nomination must be received no later than the close of business on the 10th calendar day following the day on which the Annual Meeting date is announced.

To recommend a nominee, a stockholder should write to Noah S. Benz, Executive Vice President, General Counsel and Secretary of Neenah, at 3460 Preston Ridge Road, Preston Ridge III, Suite 600, Alpharetta, Georgia 30005.

Any such recommendation must include:

•
the name and address of the stockholder and a representation that the stockholder is a holder of record of shares of our common stock;
•
a brief biographical description for the nominee, including his or her name, age, business and residence addresses, occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the requirements set forth above;
•
a description of all arrangements or understandings between the stockholder and each nominee;
•
such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and
•
the nominee's consent to serve as a director if elected.

Once director candidates have been identified, the Nominating Committee will then evaluate each candidate in light of his or her qualifications and credentials and any additional factors that the Nominating Committee deems necessary or appropriate, including those set forth above. Qualified prospective candidates will be interviewed by the Chair of the Board, the Chief Executive Officer and at least one member of the Nominating Committee. The full Board will be kept informed of the candidate's progress. Using input from such interviews and other information obtained by the Nominating Committee, the Nominating Committee will evaluate whether a prospective candidate is qualified to serve as a director and, if so qualified, will seek full Board approval of the nomination of the candidate or the election of such candidate to fill a vacancy on the Board.

Existing directors who are being considered for re-nomination will be re-evaluated by the Nominating Committee based on each director's satisfaction of the qualifications described above and his or her performance as a director during the preceding year. All candidates submitted by stockholders will be evaluated in the same manner as candidates recommended from other sources, provided that the procedures set forth above have been followed. All of the current nominees for director are current members of the Board. Based on the Nominating Committee's evaluation of each nominee's satisfaction of the qualifications described above, the Nominating Committee determined to recommend the two directors for re-election.

The Nominating Committee has not received any nominations from stockholders for the Annual Meeting.

Corporate Governance Policies

We have adopted the Neenah, Inc. Corporate Governance Policies that guide the Company and the Board on matters of corporate governance, including director responsibilities, Board committees and their charters, director independence, director qualifications, director evaluations, director orientation and education, director access to management, Board access to independent advisors, and management development and succession planning. Copies of the Corporate Governance Policies are available on our website at www.neenah.com on the "Investor Relations" page under the tab "Corporate Governance—Governance Policies and Documents". Code of Business Conduct and Ethics.

Code of Business Conduct and Ethics

We have adopted the Neenah, Inc. Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics meets the requirements of a "code of ethics" as defined by SEC rules and regulations. The Code of Business Conduct and Ethics also meets the requirements of a code of conduct under NYSE listing standards. The Code of Business Conduct and Ethics is available on our website at www.neenah.com on the "Investor Relations" page under the tab "Corporate Governance—Governance Policies and Documents".

Human Rights Policy

We have adopted the Neenah, Inc. Human Rights Policy applicable to all stakeholders. The Human Rights Policy sets forth Neenah's commitment to promote human rights in accordance with the Universal Declaration of Human Rights and the United Nations Guiding Principles on Business and Human Rights to ensure that all people are treated with dignity and respect. The Human Rights Policy is available on our website at www.neenah.com on the "Investor Relations" page under the tab "Corporate Governance—Governance Policies and Documents".

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Environmental Policy

We have adopted the Neenah, Inc. Environmental Policy applicable to all stakeholders. The Environmental Policy sets forth Neenah's commitment to stewardship and sustainability of our natural resources. The Environmental Policy is available on our website at www.neenah.com on the "Investor Relations" page under the tab "Corporate Governance—Governance Policies and Documents".

Corporate Sustainability Report

We have published a Corporate Sustainability Report describing how environmental and social considerations, and related financial impacts, are integrated into Neenah's long term strategy. The Corporate Sustainability Report is available on our website at www.neenah.com.

Risk Oversight

The Board participates in risk oversight through the Company's Enterprise Risk Evaluation conducted by our Chief Financial Officer and General Counsel, in conjunction with the Company's senior management team, and holds management accountable for the maintenance of high ethical standards and effective policies and practices to protect the Company's assets and enhance the Company's culture. Annual findings are reported to the Audit Committee pursuant to the requirements of its charter and the full Board reviews an annual report of the findings as required by our Corporate Governance Policies. In addition, the Board has the opportunity to address developing risks at each Board meeting in connection with its regular review of significant safety, business and financial developments. The Company's senior management team assists the Board in identifying and analyzing significant emerging issues that may impact the company's overall strategy, global business continuity and financial results.

The Board believes the processes described above provide for the orderly escalation of developing issues and helps the Board satisfy its risk oversight responsibilities.

Communications with the Board of Directors

We have established a process for interested parties to communicate with members of the Board, including non-management members of the Board. If you have any concern, question or complaint regarding any accounting, auditing or internal controls matter, or any issue with regard to our Code of Business Conduct and Ethics or other matters that you wish to communicate to our Board or non-management directors, send these matters in writing to c/o General Counsel, Neenah, Inc., Preston Ridge III, 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005. Information about our Board communications policy and procedures for processing Board communications for all interested parties can be found on our website at www.neenah.com on the "Investor Relations" page under the tab "Corporate Governance—Governance Policies and Documents".

Approval of Related Party Transactions

The charter of the Audit Committee requires that the Audit Committee review and approve any transactions that would require disclosure under SEC rules and regulations.

To help identify related party transactions and relationships, each director and NEO, as such term is defined in the "Compensation Discussion and Analysis" section of this Proxy Statement, completes a questionnaire on an annual basis that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or will have with the Company or its subsidiaries. Additionally, the Company's Code of Business Conduct and Ethics prohibits related party transactions and requires that any employee with knowledge of such a transaction provide written notice of the relationship or transaction to the Company's General Counsel. Neither Neenah nor the Board is aware of any matter in 2020 that required the review and approval of the Audit Committee in accordance with the terms of the charter.

Stockholder Rights Plan

The Company's Stockholder Rights Agreement expired on November 30, 2014. The Company subsequently decided not to put a new plan in place. We will continue to evaluate the need for such a plan in the future as such need may arise.

Diversity

The Nominating Committee seeks to develop a diverse Board that is representative of our customer, employee and investor base. Our Board currently includes individuals of varying ages, backgrounds, and genders, with female members currently serving as both Chief Executive Officer and Chairperson of the Nominating Committee.

The Board believes that having directors of diverse gender, age, race, and ethnicity, along with varied skills and experiences, contributes to a balanced and effective Board. The Board is committed to inclusiveness and ensuring that the Nominating Committee, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, includes candidates with a diversity of ethnicity, race and gender in each pool of candidates from which Board nominees are chosen. The Nominating Committee actively considers for selection as directors those persons who possess a diversity of experience, gender, race and ethnicity. While the Nominating Committee carefully considers diversity when identifying potential director candidates, the Committee has not established a formal policy regarding diversity.

Director Tenure

Directors with varied tenure contribute to a range of perspectives and ensure we transition knowledge and experience from longer-serving members to those newer to our Board. We have a good mix of new and long-standing directors, with our current directors averaging approximately eight years of service as of the 2021 Annual Meeting.

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Individuals elected as directors by our shareholders are expected to serve as director for a minimum of three consecutive three-year terms. Directors may be nominated for election for an additional two terms, but will not be nominated for election for more than five consecutive terms unless the Board determines that circumstances warrant nominating a particular director for one or more additional terms. In the event the Board recommends an individual for nomination for one or more additional terms beyond the initial five consecutive terms, the rationale for such nomination will be disclosed in the Company's Proxy Statement.

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2020 DIRECTOR COMPENSATION

The Compensation Committee has responsibility for evaluating and making recommendations to the Board of Directors regarding compensation for our non-employee directors.

Each of our non-employee directors receives the following compensation:

Item	Amount
Annual cash retainer	$60,000
Additional cash retainers for Committee and Board Chairs:
• Board Chair	$40,000
• Audit Committee Chair	$30,000
• Compensation Committee Chair	$30,000
• Nominating Committee Chair	$17,500
Additional cash retainers for Committee Members:
• Audit Committee Members and Chair	$9,000
• Compensation Committee Members and Chair	$7,000
• Nominating Committee Members and Chair	$5,000
Annual value of equity grant	$100,000	*
*
Annual equity grant paid in restricted stock units subject to a one-year vesting period.

Neenah's director compensation program is intended to align with market level compensation to attract, motivate, and retain high performing and diverse quality director talent. Neenah conducts a biennial director pay study to ensure alignment with market level compensation, the latest of which was undertaken in 2017 and resulted in an adjustment to better align with the market and evolving director work load as shown in the table above. During the third calendar quarter of 2020, the Board retainer fees, chairperson fees and committee membership fees were temporarily reduced by 50% to help partially offset the impacts of the COVID-19 pandemic.

In 2020, each director received a total of 2,016 RSUs. The number of RSUs granted to non-employee directors is calculated annually by dividing the total value of the equity grant by the grant date fair value of the Company's stock on the day of the grant in the same manner as used to calculate grants for Company employees under the Long-Term Incentive Plan ("LTIP"). The RSUs become fully vested and convert to shares of our common stock on the first anniversary of the date of grant.

Employee directors receive no additional compensation and no perquisites for serving on our Board.

Neenah also established the Neenah Paper Directors' Deferred Compensation Plan (the "Directors' Deferred Compensation Plan"), which enables each of our non-employee U.S. directors to defer a portion of their cash compensation and RSU awards. In 2020, none of our directors participated in the Directors' Deferred Compensation Plan.

Each of our non-employee directors is required to own Company stock equal to four times their annual cash retainer. The valuation of restricted stock and options owned by our directors is calculated pursuant to the same guidelines detailed in this Proxy Statement for our named executive officers. All of our non-employee directors met or exceeded the guidelines as of December 31, 2020. Each director has five years in order to meet the stock ownership requirements.

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The following table shows the total compensation paid to each of our non-employee directors in 2020.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
William M. Cook	95,375	100,000	195,375
Donna M. Costello	60,375	100,000	160,375
Margaret S. Dano	78,313	100,000	178,313
Timothy S. Lucas	92,750	100,000	192,750
Philip C. Moore	64,750	100,000	164,750
Stephen M. Wood	92,750	100,000	192,750
Tony R. Thene	59,500	100,000	159,500

(1)
Amounts reflect temporary 50% reduction in retainer fees, chairperson fees and committee membership fees during the third quarter of 2020.
(2)
Amounts reported in this column represent the grant date fair value of the 2020 RSU award granted to each director, calculated in accordance with Financial Accounting Standards Board Statement ASC Topic 718

("ASC 718"). Due to restrictions imposed by Canadian law, Mr. Moore is not able to receive a quarterly cash dividend on his RSUs. In lieu of receiving such dividends, Mr. Moore is granted additional shares of common stock on the date of each dividend payment equal in value to the cash dividend that he would have received. Mr. Moore received 72 of these common shares in 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

The following section presents an analysis, summary, and overview of our compensation policies and programs, including material decisions made under those policies and programs in setting the compensation levels for 2020 for our named executive officers (each a "NEO"). Decisions made concerning the total compensation package for our NEOs take into consideration the individual executive's level of responsibility within Neenah, the performance of Neenah relative to internal targets and peer companies, and the creation of long-term stockholder value. We strive to achieve a balanced and competitive compensation package through a mix of base salary, performance-based cash bonuses, long-term performance-based incentives and awards, deferred compensa- tion plans, pension plans, and welfare benefits.

Compensation Objectives and Philosophy

Neenah's compensation policies are designed to incorporate the following attributes:

INCLUDED	EXCLUDED

•

Significant component of pay based on performance achievement; more senior positions have a higher percentage of performance-based pay; maximum payment limit on incentive plans

•

Measures are based on achievement of financial targets, attainment of strategic objectives, and enhancement of stockholder value

•

Broad clawback policy

•

Policies validated through an independent consultant reporting to the Compensation Committee, comparison to independent peer companies & stockholder "say-on-pay" votes

•

Strict insider trading policy for equity awards

•

Double trigger change in control arrangements

•

Equity ownership guidelines

•

Annual independent risk assessment to confirm that metrics and goals are appropriate to drive high performance without encouraging unreasonable risk-taking

•

Guaranteed variable compensation and/or open-ended payments

•

Excise tax gross-ups

•

Re-pricing or cash buyout of underwater stock appreciation rights without stockholder approval

•

Market timing of equity awards

•

Excessive perquisites

•

Employment contracts

2020 Key Strategic and Financial Achievements

Despite the pandemic, delivered near record free cash flow and preserved strong liquidity.

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We quickly addressed impacts of COVID-19 to protect employees and preserve liquidity

•
Implemented new health and safety protocols that protected our employees and avoided disruptions to our operations, and to our customers.

•
Aggressively managed costs and working capital, resulting in free cash flow of $75 million dollars—one of our highest years ever.

•
Successfully refinanced Senior Notes that were due in 2021 and replaced them with a more flexible Term Loan B.

•
Ended the year with available liquidity of over $175 million.

We continued to make important progress on strategic initiatives to drive top and bottom line growth

•
Updated our vision and strategy, providing clear direction and focus for our organization on key drivers that will add significant value and support expansion in our four targeted growth platforms and significantly enhanced employee engagement and communications.

•
Strengthened our executive leadership team, combining new leaders that bring fresh perspectives with existing personnel and their depth of experience and know-how.

•
Began to implement a "Neenah Operating System" at our two largest facilities. Utilizing LEAN principles, this system will improve safety, quality, customer delivery, and will reduce our cost structure with improved productivity and unlocked capacity, that will ultimately deliver over $20 million of annual cost savings.

•
Quickly developed and commercialized high-performance media for face masks to support COVID-19 relief efforts and meet our customers' needs.

•
Reinvigorated our innovation efforts and launched a number of new products that will generate incremental revenue for years to come.

•
Published a Corporate Sustainability Report, highlighting the meaningful progress made over the past five years in reducing our carbon footprint, building a more diverse and inclusive workplace, and maintaining sound governance practices.
•
Progressed on ESG initiatives including increased diversity of our Board and Senior Management Team, focused recruitment, succession planning and training for gender and ethnicity diversity and inclusion, and expanded Board oversight of ethical conduct, corporate culture, and employee health and safety.

•
Maintained a disciplined and active M&A pipeline, leading to the April 2021 acquisition of ITASA, a leading global specialty coatings company, with a large presence in release liners serving multiple growing end markets.

Following this section under the heading "Additional Executive Compensation Information" we have included certain tables where you will find detailed compensation information for each of our NEOs. This section is intended to provide additional details regarding Neenah's compensation practices, as well as the information and process used to create and implement our compensation program for our NEOs and other executive officers.

Named Executive Officers

Julie A. Schertell
President and Chief Executive Officer

Paul F. DeSantis
Executive Vice President, Chief Financial Officer and Treasurer

Byron J. Racki
Executive Vice President, Technical Products

Michael W. Rickheim
Executive Vice President, Chief Human Resources Officer and Chief Administrative Officer

Noah S. Benz
Executive Vice President, General Counsel and Secretary

John P. O'Donnell (ret.)
Former President and Chief Executive Officer

Bonnie C. Lind (ret.)
Former Chief Financial Officer and Treasurer

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Our Compensation-Setting Process:

Role of Compensation Committee

The Compensation Committee is responsible for carrying out the Board's responsibilities for determining the compensation for our NEOs. In that capacity, the Compensation Committee (1) annually reviews and approves the corporate goals and objectives relating to our executive compensation programs, (2) evaluates performance against those goals and objectives, and (3) approves the compensation payable to our NEOs.

The Role of Stockholder Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation. At the Company's annual meeting of stockholders held on May 21, 2020, greater than 93% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee considered these results and believes the voting results reflect strong stockholder support for the Company's approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay proposal votes in order to help understand the environment for future executive compensation practices.

Use of Compensation Consultants

The Compensation Committee charter grants the Committee authority to independently retain compensation consultants, and in 2020 the Committee again engaged Hugessen Consulting, Inc. ("Hugessen") to provide the Committee with independent advice and assistance in its deliberations regarding compensation matters. At the Committee's request, Hugessen originated certain analyses, reviewed the information provided by management, and assisted the Committee in assessing 2020 compensation for Neenah's NEOs. In addition, Hugessen provided input to assist the Committee in establishing the 2020 targeted compensation levels and performance criteria under the Company's incentive plans.

The Compensation Committee must pre-approve any additional work of a material nature assigned to its consultant and will not approve any such work that, in its view, could compromise Hugessen's independence as advisor to the Committee. Hugessen does not provide any other services to Neenah. Decisions made by the Committee are the responsibility of the Committee and reflect factors and considerations in addition to the information and recommendations provided by Hugessen. In 2020, the Compensation Committee, in accordance with SEC rules, considered the independence factors having to do with consultant conflicts of interest and determined that the work of Hugessen did not raise any conflicts of interest.

In addition, in 2020 the Company retained Aon Hewitt, Inc. ("Aon") to advise management on developments relating to executive compensation in general and provide support to management and the Compensation Committee in their ongoing analysis and assessment of the effectiveness of Neenah's compensation policies and programs. Aon also assisted in the preparation and review of materials prepared by management related to benchmarking and plan designs.

Role of Executive Officers

At the request of the Compensation Committee, our President and Chief Executive Officer, along with our Executive Vice President, Chief Human Resources Officer and Chief Administrative Officer, after extensive market research, make recommendations to our Compensation Committee regarding base salary and target levels for our annual performance bonuses and long-term equity compensation for our executive officers. These recommendations are based on the philosophy and analysis described in this "Compensation Discussion and Analysis" section of this Proxy Statement. Ms. Schertell is not involved in setting or approving her own compensation levels.

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Peer Comparison

To assist in evaluating and determining levels of compensation in 2020 for each element of pay, the Compensation Committee reviewed various sources of data prepared by management including:

Proxy data collected and analyzed from a peer group of companies in the performance products, fine papers, and specialty chemical industries and similar in size to Neenah (the "Peer Group"). For 2020, the Compensation Committee conducted a thorough review of the companies in the Peer Group. The Committee reviewed and discussed the companies presented for consideration, including (i) industry, (ii) revenue size, (iii) market cap, and (iv) total enterprise value, and unanimously selected the following companies:

•
Clearwater Paper Corporation
•
Ferro Corporation
•
Innophos Holdings,  Inc.
•
Innospec, Inc.
•
Kraton Corporation
•
Lydall, Inc.
•
Multi-Color Corporation
•
Myers Industries, Inc.
•
Omnova Solutions, Inc.
•
P.H. Glatfelter Company
•
Quaker Chemical Corporation
•
Rayonier Advanced Materials, Inc.
•
Rogers Corporation
•
Schweitzer-Mauduit International, Inc.
•
Stepan Company

Data collected from Aon's database using a broad industry cut of manufacturing companies with approximate revenues between $500 million and $2.0 billion. Pursuant to a transaction dated July 1, 2019, Multi-Color Corporation became a private company.

To develop market figures, compensation opportunities for the NEOs were compared to the compensation opportunities for similarly situated executives in comparable positions. Hugessen reviewed the results of these analyses and provided feedback to the Compensation Committee in connection with their review of competitive pay practices.

Neenah's management and the Compensation Committee do not believe that it is appropriate to establish compensation levels based solely on peer comparisons or benchmarking; however, marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation. Management and the Compensation Committee believe that information regarding pay practices at other companies is useful to confirm that our compensation practices are competitive in the marketplace.

Targeted Compensation Levels

The Compensation Committee establishes targeted total compensation levels based upon performance objectives for our executive officers eligible to receive an annual cash bonus opportunity under the Short Term Incentive Plan ("STIP") and equity awards under the LTIP as authorized by the Amended and Restated Neenah, Inc. 2018 Omnibus Stock and Incentive Compensation Plan (the "2018 Omnibus Plan"). In making these determinations, the Committee is guided by the compensation philosophy described below. The Committee also considers historical compensation levels, pay practices at companies in the Peer Group and the relative compensation among Neenah's senior executive officers. The Committee also considers industry conditions, corporate performance versus peer companies, and the overall effectiveness of Neenah's compensation program in achieving desired performance levels.

As targeted total compensation levels are determined, the Compensation Committee also determines the portion of total compensation that will be contingent, performance-based pay. Performance-based pay includes cash awards under our STIP program and equity awards under our LTIP, which may be earned based on the Company's achievement of performance goals. The value of the LTIP award largely depends upon long-term appreciation in the Company's stock price.

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Neenah's compensation philosophy is intended to provide competitive pay within the relevant market by targeting the total compensation opportunities and to reward executives for short-term and long-term performance through an overall compensation mix that is targeted to include a minimum of

50% performance-based compensation for our NEOs. In 2020, our Chief Executive Officer's compensation was approximately 74% performance-based at target levels and our other NEOs compensation was approximately 58% performance-based at target levels.

Compensation Components

Our executive compensation includes the base components described below, each of which is designed to accomplish specific goals of our compensation philosophy described above. In connection with our discussion of each of such base components, the following questions will be addressed:

•
Why Neenah chooses to pay each of the base components;

•
How Neenah determines the amount of the various base components;

•
How each component fits into Neenah's overall compensation plan and supports Neenah's compensation philosophy.

Base Salary

Base salary is a critical element of executive compensation because it provides our executives with a defined level of monthly income and also sets the base level for performance compensation. Individual base salaries for our NEOs are generally reviewed by comparing total compensation opportunities within the Peer Group as discussed above. Salary increases, if any, are reviewed and approved by the Compensation Committee on an annual basis. Factors considered in base salary increases include the Company's performance over the past year, changes in individual executive responsibility, the position of base salary together with all other compensation as indicated by our analysis of the Peer Group, and market data provided by Aon when peer data was not available.

This approach to base salary supports our compensation philosophy. The Compensation Committee has determined that setting NEO base salaries in this manner allows Neenah to be competitive in attracting and retaining talent, while at the same time, aligning the executive's and stockholders' interest as a majority of the executive's overall compensation is performance-based.

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2020 Base Salary Decisions

In February 2020 (or such other dates indicated below), after discussing the individual performance, experience, scope of responsibilities, and the Chief Executive Officer's recommendations for the other NEOs, the Compensation Committee established the base salaries for each NEO.

In general, any increases in base pay are intended to be competitive with the market and take into consideration the individual performance and scope of responsibilities of each NEO. Taking into account all of these factors and a comparison relative to peers, the Committee approved the adjustments shown below to further align NEO base salary with the market.

The following table provides the base salary of each NEO as of December 31 for each year, unless otherwise indicated:

Name	2019 Base Salary	2020 Base Salary		% Increase
John P. O'Donnell (ret.)	$863,000	$863,000		0%
Julie A. Schertell	$460,000	$800,000	(1)	74%
Bonnie C. Lind (ret.)	$435,000	$435,000		0%
Paul F. DeSantis	—	$500,000	(2)	—
Byron J. Racki	$377,000	$400,000		6%
Michael W. Rickheim	—	$350,000	(3)	—
Noah S. Benz	$310,000	$361,000		16%

(1)
On May 21, 2020, and in connection with her appointment as Chief Executive Officer, Ms. Schertell's base salary was increased to $800,000.
(2)
Mr. DeSantis joined the Company in May 2020.
(3)
Mr. Rickheim joined the Company in April 2020.

Annual Performance Bonuses

Annual cash incentive bonus opportunities are awarded under the STIP and are based on our achievement of performance goals established at the beginning of each calendar year. STIP target bonuses are established as a percentage of base salary with a target bonus ranging from 50% to 90% for each NEO. The Compensation Committee annually approves the target bonus range based on: (i) data provided from the market surveys as previously described, (ii) the experience and knowledge of the executive, and (iii) the quality and effectiveness of the executive's leadership within Neenah. The amount of the actual STIP bonus is adjusted up or down from the target bonus based on Neenah's year end results, as may be adjusted by the Compensation Committee for non-recurring items (with year-end results measured against the objective and subjective criteria set forth in the STIP plan for the applicable year, as previously approved by the Compensation Committee). Actual STIP payments can range from 0% to 200% of the target bonus depending on whether the Company's results fall short of, achieve, or exceed the identified performance goals.

Under the STIP, the Compensation Committee generally sets a range of possible payments from zero to a maximum percentage of the target award based on its belief that no bonus should be earned if performance is below established thresholds and its determination that the top end of the range should provide an appropriate incentive for management to achieve exceptional performance. Under the STIP, specific performance measures and thresholds are determined by the Committee in consultation with the Chief Executive Officer, based on key metrics that support the achievement of Neenah's short-term and long-term strategic objectives.

Annual performance bonuses support our compensation philosophy in that they: (i) reward Neenah's executives for meeting and exceeding goals that contribute to Neenah's short-term and long-term strategic plan and growth, (ii) promote a performance-based work environment, and (iii) serve as a material financial incentive to attract and retain executive talent.

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2020 Annual Performance Bonus Awards

For 2020, the Compensation Committee approved target bonuses for our NEOs as a percentage of base salary with a target bonus ranging from 50% to 90%. The performance goals for the 2020 STIP program were set based on the following performance criteria and the relative weighting set forth below: (i) adjusted corporate earnings before interest, income taxes, depreciation and amortization ("Corporate EBITDA"), which is calculated as net income plus income tax expenses, plus depreciation expense and amortization expense for intangibles, plus amortization expense for stock options and restricted stock units adjusted for any one-time events outside of the ordinary course of business, and (ii) progress achieved in implementing the Company's strategic plan.

Name	2020 Target STIP (% of Base Salary)
John P. O'Donnell (ret.)	90%
Julie A. Schertell	90%
Bonnie C. Lind (ret.)	60%
Paul F. DeSantis	65%
Byron J. Racki	60%
Michael W. Rickheim	60%
Noah S. Benz	50%

Each goal was set at levels that both the Compensation Committee and management believed to be challenging but attainable, and achievements would reflect significant performance by the Company.

The performance goals for the financial metric under the 2020 STIP was as follows:

Metric ($MM)	Threshold (0%)	Target (100%)	Outstanding (200%)
Corporate EBITDA	114	127	140

COVID-19 Performance Incentive Adjustments

The COVID-19 pandemic significantly impacted the Company's operations, adversely impacting global economic conditions and creating ongoing uncertainty. The Company had to balance the unpredictability of the pandemic's impact on the Company's financial performance, against the need to provide reasonable incentives with attainable goals designed to respond to immediate threats from the public health crisis.

To mitigate these risks and position the Company for strong recovery when the pandemic subsides, the Compensation Committee considered a variety of short term factors which it deemed critical for the Company to build momentum through 2020 and position the organization for long term growth in 2021 and beyond. These factors included, among others, protecting the health and well-being of all employees, maintaining profitability, strengthening cash flow and liquidity, and motivating leadership through unprecedented adversity.

In accordance with our compensation philosophy and to further align executives' interests with those of the Company's stakeholders, the Compensation Committee reviewed the design of the 2020 STIP and considered options to reward executives for achieving financial goals focused on these short term needs of the Company. As a result, the Compensation Committee approved adjustments to the performance criteria and relative weighting of the 2020 STIP to include both Corporate EBITDA and increased Company liquidity metrics. On a combined and equally-weighted basis, the Corporate EBITDA and liquidity performance criteria could yield a payout from 40% at target to 50% at outstanding, based on year-end results. The total potential payout under the 2020 STIP including the strategic plan objective component was capped at a reduced maximum of 75% of target.

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The strategic plan objective was paid out at 100% of target reflecting performance in achieving a set of strategic objectives considered critical for long-term growth. Results for the year included continued product innovation, disciplined M&A efforts leading to the successful acquisition of ITASA, design and implementation of the Neenah Operating System, refreshment of the Company's vision and strategies, and other strategic initiatives.

Based on the process described above, STIP payments were awarded as follows:

Name	2020 STIP at Target	2020 STIP at Actual(1)		% of Target Earned
John P. O'Donnell (ret.)	$358,802	$89,700	(2)	25%
Julie A. Schertell	$560,886	$415,056		74%
Bonnie C. Lind (ret.)	$185,863	$137,539	(3)	74%
Paul F. DeSantis	$192,807	$142,678		74%
Byron J. Racki	$215,416	$159,408		74%
Michael W. Rickheim	$150,738	$111,547		74%
Noah S. Benz	$176,739	$130,787		74%
(1)
Amounts calculated based on actual earnings during 2020 and include mid-year salary adjustments.
(2)
Mr. O'Donnell retired from the Company in June 2020 and received a partial payout of 25% of target under the 2020 STIP program.
(3)
Ms. Lind retired from the company in October 2020.

Long-Term Equity Compensation

Long-term equity incentives under the 2020 LTIP consist of performance share units ("PSUs") and restricted stock units ("RSUs") granted on an annual basis, with RSUs representing approximately 40% of the total value of the equity incentive awards and PSUs representing approximately 60% of the total value of the equity award granted to an executive officer for 2020. This reflects the Company's desire to emphasize the performance-based incentives in the LTIP. The total target LTIP grants are set at the beginning of the year for each NEO with the 2020 LTIP grants ranging from 65% to 200% of the executive's base salary. The Company typically grants 100% of the RSUs in conjunction with the first Board meeting of each fiscal year. Each year the Compensation Committee reviews and approves a target number of PSUs for each of our NEOs and each other participant in the LTIP plan. The number of units actually earned by each participant is determined by the Company's performance during the applicable performance period.

The range of possible awards is set by the Committee based on its: (i) belief that a minimal award should be granted if the performance measures are significantly below target levels; and (ii) determination that the top end of the range provided an appropriate incentive for management to achieve exceptional performance.

The combination of RSUs and PSUs focuses our executives on Neenah's financial performance and increasing stockholder value. It is aligned with and supports our stock ownership policy and helps retain employees for the duration of the performance periods and vesting periods.

The Compensation Committee regularly reviews the Company's LTIP to identify opportunities to further align executive compensation with long-term stockholder value. In 2020, and in consultation with the compensation consultant, the Compensation Committee approved changes to the 2020 LTIP to remove the one-year performance period component of the PSU award, with 100% of the PSUs being subject to a three-year performance period ending on December 31, 2022.

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2020 LTIP Awards

For 2020, the Compensation Committee, consistent with our compensation philosophy, approved equity grants under the LTIP for our NEOs with target values ranging from 65% to 200% of base salary.

The process described above resulted in grants of RSUs and PSUs in 2020 as follows:

Name	2020 LTIP (% of Base Salary)	2020 RSUs		2020 PSUs
John P. O'Donnell (ret.)	200	12,475	(1)	—
Julie A. Schertell	200	8,889	(2)	13,333
Bonnie C. Lind (ret.)	100	4,716	(1)(3)	—
Paul F. DeSantis	100	4,471		6,707
Byron J. Racki	75	1,735		2,602
Michael W. Rickheim	65	2,272		3,407
Noah S. Benz	65	1,357		2,035

(1)
Reflects pro-rated award based on the date of retirement.
(2)
Includes award of 4,032 RSUs in connection with Ms. Schertell's appointment as President and Chief Executive Officer on May 21, 2020.
(3)
100% of Ms. Lind's 2020 LTIP award was converted to RSUs on Ms. Lind's date of retirement.

For each of our NEOs, the value was divided into awards of RSUs and a target number of PSUs, with 60% of the value in PSUs and 40% of the value in RSUs. The range of possible awards under the LTIP was selected to tie a substantial percentage of each NEOs compensation to Neenah's performance.

The number of RSUs to be awarded to each NEO in 2020 was determined by dividing the value of the portion of the LTIP award to be awarded as RSUs (determined by the Compensation Committee as described above) by the grant date fair value of the Company's stock on the day of the grant, and then rounded to the nearest share to produce the number of shares subject to the applicable RSU award. Each grant of RSUs made in 2020 vests in increments of 33.34%, 33.33% and 33.33% over a three-year period, with vesting occurring on December 31, 2020, December 31, 2021 and December 31, 2022.

The PSU portion of the LTIP program incorporates a three-year performance and vesting period, further aligning senior management of the Company with long-term stockholder interests. The target number of PSUs to be awarded to each NEO in 2020 was determined by the value of the portion of the LTIP award to be awarded as PSUs (determined by the

Compensation Committee as described above) using the fair market value of the stock price as of the date of grant. The target number of PSUs are increased or decreased (to an amount equal to between 0% and 200% of the target) after the performance period for each component.

After the end of the performance period, the adjustment of the target number of PSUs is calculated based on the Company's achievement of performance goals relative to the following equally weighted criteria: year over year growth in net sales, excluding translation impacts from changes in foreign exchange rates and adjusted for acquisitions and divestitures ("Constant Currency Sales"), return on invested capital ("Return on Capital"), and free cash flow reflected as a percentage of net sales ("Free Cash Flow as Percentage of Net Sales"). Each of the metrics may be adjusted for certain items as further described in the PSU award agreements as filed by the Company as Exhibit 10.1 to the Quarterly Report on Form 10-Q filing dated May 11, 2020. The threshold, target, and outstanding levels for Constant Currency Sales growth and Return on Capital were adjusted in 2020 to reflect the Company's continued plans for growth through strategic acquisitions and investments in organic growth.

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The specific targets for the PSU awards under the 2020 LTIP program were as follows:

The adjustment of the target number of PSUs will be calculated based on the Company's achievement of performance goals during the three-year performance period and will vest on December 31, 2022.

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Component II Performance 2018 LTIP Awards

Component II of the 2018 LTIP award, representing 25% of the PSU award, was subject to a three-year performance period ending December 31, 2020. The target number of PSUs is calculated based on the Company's achievement of the performance goal of Relative TSR. The Relative TSR (including dividend yield), is compared against the Russell 2000 Value Index over the performance period and the target number of PSUs are increased or decreased (to an amount equal to between 40% and 200% of the target).

The specific targets and results in 2018 for Component II were as follows:

Metric	Threshold	Target	Outstanding	Payout %
Payout (as a % of Target)	0%	100%	200%	40%
Total Stockholder Return	3rd Quartile	2nd Quartile	1st Quartile

Based on the process described above and our performance against the targets noted, PSU grants for Component II of the 2018 LTIP grants were awarded as follows:

Name(1)	Component II at Target	Component II Earned	% of Target Earned
Julie A. Schertell	675	270	40%
Byron J. Racki	349	140	40%
Noah S. Benz	169	68	40%

(1)
In accordance with the 2018 PSU award agreement, Mr. O'Donnell and Ms. Lind forfeited Component II of the 2018 LTIP grant upon retirement.

Retirement Benefits

We maintain the Neenah 401(k) Retirement Plan (the "401(k) Plan"), which is a tax-qualified defined contribution plan for employees. The 401(k) Plan is available to all Neenah's U.S. employees, but includes a special profit-sharing contribution feature that is only applicable for certain employees who are ineligible to participate in the Pension Plan (the "Retirement Contribution Plan"). Further, we maintain a supplemental retirement contribution plan (the "Supplemental RCP") which is a non-qualified defined contribution plan which is intended to provide a tax-deferred retirement savings alternative for amounts exceeding Internal Revenue Code limitations on qualified plans. Additional information regarding the Supplemental RCP can be found in the "2020 Non-qualified Deferred Compensation" table later in this Proxy Statement.

We also maintain the Neenah Deferred Compensation Plan (the "Deferred Compensation Plan"), which is a non-qualified deferred compensation plan for our executive officers. The Deferred Compensation Plan enables our executive officers to defer a portion of annual cash compensation (base salary and non-equity awards under our STIP). The Deferred Compensation

Plan is intended to assist our executive officers in maximizing the value of the compensation they receive from the Company and assist in their retention. Additional information regarding the Deferred Compensation Plan can be found in the "2020 Non-qualified Deferred Compensation" table later in this Proxy Statement.

We also maintain the Neenah Pension Plan, a tax-qualified defined benefit plan (the "Pension Plan") and the Neenah Supplemental Pension Plan, a non-qualified defined benefit plan (the "Supplemental Pension Plan") which provide tax-deferred retirement benefits for certain of our employees. Ms. Lind is the only NEO that participates in the Pension Plan and Supplemental Pension Plan. Additional information regarding the Pension Plan and the Supplemental Pension Plan can be found in the "2020 Pension Benefits" table later in this Proxy Statement.

Neenah and the Compensation Committee believe that the Pension Plan, Supplemental Pension Plan, Retirement Contribution Plan, Supplemental RCP, Deferred Compensation Plan, and 401(k) Plan are core components of our compensation program. The plans are competitive with plans maintained by our peer companies and are necessary to attract and retain top level executive talent.

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Severance Payments

In March 2017, the Compensation Committee amended and restated its executive severance plan (the "2017 Executive Severance Plan"), effective April 1, 2017, to provide executives certain severance benefits both upon termination of employment following a change in control of Neenah and outside of a change in control. The 2017 Executive Severance Plan also categorize the participating executives as either "Tier 1", "Tier 2", or "Tier 3" participants in order to provide varying benefit amounts to the different executives. All NEOs are Tier 1 participants under the 2017 Executive Severance Plan.

Upon termination of an NEO's employment by Neenah without "cause" outside of a change in control, such NEO will be entitled to an amount equal to one and one-half times his or her base salary. Upon termination of the NEO's employment by Neenah without "cause" within the two-year period following a change in control or by the NEO for "good reason" within the two-year period following a change in control the 2017 Executive Severance Plan provides that such terminated NEO will be entitled to the sum of:

(I) Two times the sum of his or her annual base salary,

(II) the amount of bonus under the STIP that he or she has earned through the date of the change in control, plus two times his or her targeted annual bonus,

(III) any profit-sharing contributions or pension plan benefits forfeited as a result of such termination

(IV) the amount of profit-sharing contributions and pension plan benefits such participant would have received under the qualified and supplemental retirement plans but for his or her termination for the two-year period following his or her termination, and

(V) the cost of medical and dental COBRA premiums for a period of two years

In addition, such NEO will be fully vested in his or her account under the Deferred Compensation Plan and any awards granted to him or her under the Amended and Restated Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Compensation Plan (the "2004 Omnibus Plan") or the 2018 Omnibus Plan.

Additionally, upon termination of an NEO's employment by Neenah at any time without "cause" or by the officer for "good reason" within the two-year period following a change in control,

the NEO will be eligible to receive reimbursement for outplacement service costs for a period of two years in an amount not to exceed $50,000.

Payment of the benefits under the 2017 Executive Severance Plan is subject to the applicable executive executing an agreement that includes restrictive covenants and a general release of claims against Neenah. These benefits are intended to recruit and retain key executives and provide continuity in Neenah's management in the event of a change in control. We believe the 2017 Executive Severance Plan is consistent with similar plans maintained by our peer companies and, therefore, is a core component of our compensation program necessary to attract and retain key executives.

Timing of Compensation

Base salary adjustments, if any, are made by our Compensation Committee at the first meeting of each fiscal year (with the adjustments effective as of January 1 of that same year). RSU awards and PSU target levels and awards are made in the manner described above. The number of RSUs awarded is determined by the grant date fair value of the Company's stock on the day of the grant. We do not coordinate the timing of equity awards with the release of non-public information.

Tax and Accounting Consideration

In general, the tax and accounting treatment of compensation for our NEOs has not been a core component used in setting compensation. In limited circumstances, we do consider such treatment and attempt to balance the cost to Neenah against the overall goals we intend to achieve through our compensation philosophy. In particular, we have historically sought to maximize deductibility of our NEOs' compensation under Internal Revenue Code Section 162(m) while maintaining the flexibility necessary to appropriately compensate our executives based on performance and the existing competitive environment. The STIP and LTIP programs are performance-based and have historically been intended to be fully deductible under Section 162(m). The exemption from Section 162(m)'s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Despite our efforts in the past to structure annual cash incentives in a manner intended to be exempt from Section 162(m) and, therefore, not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)'s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will.

Neenah, Inc. 2021 Proxy Statement | 29

Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs.

Stock Ownership Guidelines

The Compensation Committee has adopted stock ownership guidelines to foster long-term stock holdings by company leadership. These guidelines create a strong link between stockholders' and management's interests. NEOs are required to own a designated multiple of their respective base salary. The multiples for each NEO are as follow:

Name	Stock Ownership Multiple of Base Salary
Julie A. Schertell	6x
Paul F. DeSantis	3x
Byron J. Racki	2x
Michael W. Rickheim	2x
Noah S. Benz	2x

Each NEO is required to hold at least 50% of vested shares until they reach the ownership guidelines. The following holdings are counted toward fulfilling guidelines, with each being valued using our stock price as of December 31 of each year: (i) stock held in the 401(k) Plan, other deferral plans, outright, or in brokerage accounts, (ii) RSUs earned but not vested or not paid out, and (iii) 'in the money' value of vested or unvested stock options and SARs.

CEO Pay Ratio

Under Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to provide the ratio of the annual total compensation of its Chief Executive Officer, Ms. Schertell, to the annual total pay of the median employee of the Company (the "Pay Ratio Disclosure"). In 2019, the Company calculated the median compensation of all employees of the Company and its consolidated subsidiaries, which included employees located in the United States, Germany, The Netherlands, and England to be $56,116. Ms. Schertell's total compensation in 2020 for purposes of the Pay Ratio Disclosure was $2,530,027. Based on this information, the ratio of the compensation of the Chief Executive Officer to the median annual total compensation of all other employees for purposes of the 2020 Pay Ratio Disclosure was estimated to be 45 to 1.

The Pay Ratio Disclosure above was calculated in accordance with SEC rules based upon the Company's reasonable judgment and assumptions using the methodology described below. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the Pay Ratio Disclosure and other companies may use assumptions and methodologies that are different from those used by the Company in calculating their Pay Ratio Disclosure. Accordingly, the pay ratio disclosed by other companies may not be comparable to the Company's Pay Ratio Disclosure above. The Company's methodology for calculating the Pay Ratio Disclosure included the following:

•
Reviewed total annual cash earnings of all employees on December 31, 2018 for our 2018 fiscal year. This included both base pay and any overtime/premium pay earned by each employee in 2018.

•
Permanent employee hours were annualized if they did not work a full year (i.e. someone working a 20-hour workweek would be annualized at 1,040 hours a year, and someone full time would be annualized at 2,080 hours a year). Temporary and seasonal employees were not annualized if they did not work a full year.

•
We identified the median employee based on total 2018 annualized earnings and then captured all 2019 pay components under the summary compensation table for such identified employee to compare to the Chief Executive Officer

•
Currency used to convert pay was determined as of December 31, 2019 at 1.1215 USD to 1 EUR.

Clawback Policy

The Compensation Committee adopted a "clawback policy" for all executives and other employees participating in our STIP program concerning the payment of STIP payments and long-term equity grants under the LTIP program. This policy gives the Board the authority to reclaim certain overstated payments made to Neenah employees due to materially inaccurate results presented in the Company's audited financial statements or if the Board concludes that such employee engaged in improper conduct.

Compensation Committee Interlocks and Insider Participation

The following directors served on the Compensation Committee during 2020: Ms. Dano, Mr. Lucas, Mr. Thene and Dr. Wood. Dr. Wood will not stand for re-election as a member of the Board of Directors at the 2021 Annual Meeting and will cease to be a member of the Compensation Committee at that time. None of the members of the Compensation Committee was an officer or employee of Neenah during 2020 or any time prior thereto, and none of the members had any relationship with Neenah during 2020 that required disclosure under Item 404 of Regulation S-K. None of our executive officers serves as a member of the board of directors or compensation committee

Neenah, Inc. 2021 Proxy Statement | 30

of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Policies against Hedging and Pledging Securities

Our insider trading policy provides that directors, officers and employees are prohibited from engaging in short sales and buying or selling puts or calls or other derivative securities of Neenah. Directors and officers are also prohibited from holding Neenah securities in a margin account or pledging Neenah securities as collateral for a loan.

Neenah, Inc. 2021 Proxy Statement | 31

COMPENSATION COMMITTEE REPORT

The Compensation Committee oversees Neenah's compensation policies and programs on behalf of the Board. In fulfilling this responsibility, the Compensation Committee has reviewed and discussed with Neenah's management the Compensation Discussion and Analysis included in this Proxy Statement. In reliance on such review and discussions, the Compensation Committee recommended to Neenah's Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

Compensation Committee:

•
Stephen M. Wood, Chair
•
Margaret S. Dano
•
Timothy S. Lucas
•
Tony R. Thene

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ADDITIONAL EXECUTIVE COMPENSATION INFORMATION

Summary Compensation Table

The following table reflects compensation paid to or earned by our NEOs for services rendered during 2020, 2019, and 2018:

Name	Year	Salary ($)(1)	Bonus($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan ($)(4)	Change in Pension Value ($)(5)	All Other Compensation ($)(6)	Total ($)
O'Donnell (ret.)	2020	398,669	—	1,725,971	—	89,700	—	108,862	2,323,202
	2019	863,000	—	1,781,928	—	516,506	—	104,260	3,265,694
	2018	830,000	—	1,310,184	498,004	186,750	—	138,182	2,963,120
Schertell	2020	673,333	—	1,369,332	—	415,056	—	72,306	2,530,027
	2019	460,000	—	427,425	—	111,780	—	54,155	1,053,360
	2018	415,000	—	270,736	108,006	67,860	—	53,999	915,601
Lind (ret.)	2020	309,773	20,000	445,207	—	137,539	875,753	13,265	1,801,537
	2019	435,000	—	449,071	—	173,565	332,092	14,650	1,404,378
	2018	410,000	—	291,322	110,696	61,500	121,523	22,080	1,017,121
DeSantis	2020	296,627	—	718,879	—	142,678	—	19,600	1,177,784
Racki	2020	391,667	—	307,067	—	159,408	—	49,139	907,281
	2019	377,000	—	291,903	—	227,143	—	37,289	933,335
	2018	326,750	—	146,878	55,806	68,288	—	41,993	639,715
Rickheim	2020	251,231	100,000	441,101	—	111,547	—	20,074	923,953
Benz	2020	353,479	—	240,166	—	130,787	—	34,314	758,746
	2019	310,000	—	208,026	—	103,075	—	27,461	648,562
	2018	248,438	—	61,629	26,994	26,309	—	26,654	390,024

(1)
Amounts shown reflect actual earnings during the applicable year and include mid-year salary adjustments. Please see the "Compensation Discussion & Analysis" section of this Proxy Statement for base salary information for each NEO as of December 31, 2020.
(2)
Amounts shown reflect the aggregate grant date fair value with respect to PSUs and RSUs granted pursuant to the 2004 Omnibus Plan and 2018 Omnibus Plan. The amounts represent the grant date fair value of the PSU and RSU awards in accordance with ASC 718. The grant date fair value of the stock awards is equal to the fair market value of the underlying common stock on the date of grant. See Note 8 of Notes to Consolidated Financial Statements included in our 2020 Annual Report on Form 10-K for the assumptions used in valuing the PSUs and RSUs granted.

(3)
Amounts shown reflect the aggregate grant date fair value with respect to SARs granted pursuant to the 2004 Omnibus Plan and 2018 Omnibus Plan. The amounts represent grant date fair value of the SARs in accordance with ASC 718. The grant date fair value of the SAR awards is determined using the Black-Scholes

Neenah, Inc. 2021 Proxy Statement | 33

option valuation model. See Note 8 of Notes to Consolidated Financial Statements included in our 2020 Annual Report on Form 10-K for the assumptions used in valuing the SARs granted.
(4)
Amounts shown reflect annual performance bonuses earned in the fiscal year and paid in the following year. 2020 amounts are described in detail in the portion of our "Compensation Discussion and Analysis" captioned "2020 Annual Performance Bonus Awards."
(5)
Change in Pension Value and Non-qualified Deferred Compensation Earnings. Amounts shown reflect the aggregate change during the year in the actuarial present value of accumulated benefit under our Pension Plan and Supplemental Pension Plan. The large variability in value year-to-year is caused, for the most part, by changes in the discount rates used to calculate the value from year-to-year, and not any increase or change in the pension plan for any individual NEO. Messrs. Racki, Benz, O'Donnell, Rickheim, DeSantis and Ms. Schertell do not participate in either the Pension Plan or Supplemental Pension Plan.
(6)
"All Other Compensation" includes Neenah's contribution to the 401(k) Plan and Supplemental RCP account of our NEOs as follows (as further disclosed on page 42 of this Proxy Statement):

Name	Year	Amount ($)
John P. O'Donnell (ret.)	2020	106,562
	2019	98,260
	2018	120,291
Julie A. Schertell	2020	71,256
	2019	49,955
	2018	49,535
Paul F. DeSantis	2020	17,100
Byron J. Racki	2020	47,254
	2019	36,464
	2018	34,788
Michael W. Rickheim	2020	15,074
Noah S. Benz	2020	34,312
	2019	27,460
	2018	24,910

The amounts in the "All Other Compensation" column also include the following categories of perquisites: annual physicals, tax preparation, financial planning and spousal travel to attend the Company's August 2018 Board of Directors meeting.

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2020 Grants of Plan Based Awards

The following table contains information relating to the plan based awards grants made in 2020 to our NEOs under the 2018 Omnibus Plan and is intended to supplement the "Summary Compensation Table" listed above:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards(3)	Grant

Name	Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	# of Securities Underlying Stock Awards (#)	Date Fair Value of Stock Awards ($)
John P. O'Donnell (ret.)	STIP	2/4/2020	0	776,700	1,553,400
	RSU	2/4/2020							24,949	1,725,972	(4)
Julie A. Schertell	STIP	2/4/2020	0	800,000	1,600,000
	PSU	2/4/2020				0	7,285	14,570		523,680
	RSU	2/4/2020							4,857	336,007
	PSU	5/21/2020				0	6,048	12,096		309,658	(5)
	RSU	5/21/2020							4,032	199,987	(6)
Bonnie C. Lind (ret.)	STIP	2/4/2020	0	261,000	522,000
	RSU	10/1/2020							4,716	326,253
Paul F. DeSantis	STIP	5/20/2020	0	276,000	632,500
	PSU	5/20/2020				0	6,707	13,414		318,903	(7)
	RSU	5/20/2020							8,942	399,976	(8)
Byron J. Racki	STIP	2/4/2020	0	188,500	431,665
	PSU	2/4/2020				0	2,602	5,204		187,039
	RSU	2/4/2020							1,735	120,027
Michael W. Rickheim	STIP	4/6/2020	0	157,500	315,000
	PSU	4/6/2020				0	3,407	6,814		150,065	(9)
	RSU	4/6/2020							7,265	291,036	(10)
Noah S. Benz	STIP	2/4/2020	0	180,500	361,000
	PSU	2/4/2020				0	2,035	4,070		146,289
	RSU	2/4/2020							1,357	93,877

(1)
Reflects the range of potential annual incentive bonus payments that could have been earned by each NEO under Neenah's STIP in 2020. The actual bonuses earned in 2020 are reflected in the "Summary Compensation Table" above under the caption "Non-Equity Incentive Plan Compensation." For more information regarding annual incentive bonus opportunities, see the discussion in the "Compensation Discussion and Analysis" section of this Proxy Statement.
(2)
Reflects the range of potential PSUs that may be earned by each NEO based on the Company's level of achievement of performance goals during the three-year performance period ending December 31, 2022. For more information regarding the PSUs, including how the number of PSUs awarded was determined and the vesting terms applicable to such units, see the discussion in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(3)
The RSUs vest in increments of 33.34%, 33.33% and 33.33% over a three-year period, with vesting occurring on the first, second, and third anniversary of the date of grant.

Neenah, Inc. 2021 Proxy Statement | 35

(4)
Award pro-rated based on retirement date.
(5)
The PSUs vest at the end of the three-year performance period ending on December 31, 2022.
(6)
The RSUs vest in increments of 33.34%, 33.33% and 33.33% over a three-year period, with vesting occurring on the first, second, and third anniversary of the date of grant.
(7)
Includes 6,707 sign-on PSUs granted to Mr. DeSantis in May 2020 which vest at the end of the three-year performance period ending on December 31, 2022.
(8)
Includes 8,942 sign-on RSUs granted to Mr. DeSantis in May 2020 which 4,471 RSUs vest on May 15, 2023 and 4,471 RSUs vest in increments of 33.34%, 33.33% and 33.33% over a three-year period, with vesting occurring on the first, second, and third anniversary of the date of grant.
(9)
Includes 3,407 sign-on PSUs granted to Mr. Rickheim in April 2020 which vest at the end of the three-year performance period ending on December 31, 2022.
(10)
Includes 7,265 sign-on RSUs granted to Mr. Rickheim in April 2020 which 4,993 RSUs vest on April 6, 2023 and 2,272 RSUs vest in increments of 33.34%, 33.33% and 33.33% over a three-year period, with vesting occurring on the first, second, and third anniversary of the date of grant.

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Outstanding Equity Awards at 2020 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards for our NEOs as of December 31, 2020.

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units or Stock That Have Not Vested		Market Value of Shares or Units of Stock	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John P. O'Donnell	28,312	—	—	57.95	(5)	01/25/2026
(ret.)	36,753	—	—	82.15	(6)	01/29/2027
	33,134	—	—	93.35	(7)	01/29/2028
							13,139	(8)	726,849
							2,495	(10)	138,023
Julie A. Schertell	3,000	—	—	24.09	(1)	01/24/2022
	4,900	—	—	31.23	(2)	01/28/2023
	4,370	—	—	42.82	(3)	01/27/2024
	4,380	—	—	59.72	(4)	01/26/2025
	5,996	—	—	57.95	(5)	01/25/2026
	7,085	—	—	82.15	(6)	01/29/2027
	4,790	2,396	—	93.35	(7)	01/29/2028
							3,152	(8)	174,369
							13,333	(9)	737,582
							599	(10)	33,137
							5,926	(11)	327,826
Bonnie C. Lind (ret.)	7,262	—	—	82.15	(6)	01/29/2027
	4,910	2,455	—	93.35	(7)	01/29/2028
							3,311	(8)	183,165
							2,830	(9)	156,556
							630	(10)	34,852
Paul F. DeSantis							6,707	(9)	371,031
							8,942	(11)	494,671
Byron J. Racki	1,940	—	—	59.72	(4)	01/26/2025
	2,548	—	—	57.95	(5)	01/25/2026
	3,232	—	—	82.15	(6)	01/29/2027
	2,474	1,239	—	93.35	(7)	01/29/2028
							2,153	(8)	119,104
							2,602	(9)	143,943
							410	(10)	22,681
							1,157	(11)	64,005
Michael W. Rickheim							3,407	(9)	188,475
							7,265	(11)	401,900
Noah S. Benz	1,812	—	—	82.15	(6)	01/29/2027
	1,196	600	—	93.35	(7)	01/29/2028
							1,534	(8)	84,861
							2,035	(9)	112,576
							292	(10)	16,153
							905	(11)	50,065

Neenah, Inc. 2021 Proxy Statement | 37

(1)
These options were granted on January 25, 2012 and vested as follows: 33.34% on January 25, 2013 and 33.33% on both January 25, 2014 and January 25, 2015. These options were converted to SARs on July 1, 2014.
(2)
These options were granted on January 29, 2013, and vest as follows: 33.34% on January 29, 2014 and 33.33% on both January 29, 2015 and January 29, 2016. These options were converted to SARs on July 1, 2014.
(3)
These options were granted on January 28, 2014, and vest as follows: 33.34% on January 28, 2015 and 33.33% on both January 28, 2016 and January 28, 2017. These options were converted to SARs on July 1, 2014.
(4)
These SARs were granted on January 27, 2015, and vest as follows: 33.34% on January 27, 2016 and 33.33% on both January 27, 2017 and January 27, 2018.
(5)
These SARs were granted on January 26, 2016, and vest as follows: 33.34% on January 26, 2017 and 33.33% on both January 26, 2018 and January 26, 2019.
(6)
These SARs were granted on January 30, 2017, and vest as follows: 33.34% on January 30, 2018 and 33.33% on both January 30, 2019 and January 30, 2020.
(7)
These SARs were granted on January 30, 2018, and vest as follows: 33.34% on January 30, 2019 and 33.33% on both January 30, 2020 and January 30, 2021.
(8)
These PSU target levels were set on January 29, 2019 and 75% of the award was earned on December 31, 2019, based on the Company's achievement of performance goals during the performance period ending December 31, 2019. This component of the awards was granted at 67% of target as disclosed in the "Compensation Discussion and Analysis" section of the 2020 Proxy Statement and the market value disclosed in this table reflects the sizing of these awards. These PSUs are subject to a two-year continued service requirement after the one-year performance period, subject to certain exceptions. The remaining 25% of the grant is subject to a three-year performance period ending December 31, 2021.
(9)
These PSU target levels were set on February 4, 2020 and are subject to a three-year performance period ending December 31, 2022.
(10)
These RSUs were granted on January 29, 2019, and vest on December 31, 2021.
(11)
These RSUs were granted on January 29, 2020, and vest as follows: 33.33% on both December 31, 2021 and December 31, 2022.

Neenah, Inc. 2021 Proxy Statement | 38

Option Exercises and Stock Vested in 2020

The following table sets forth information regarding stock options or SARs exercised and stock awards vested for our NEOs during 2020:

	Option Awards		Stock Awards(1)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
John P. O'Donnell (ret.)	0	0	20,119	(3)	1,132,595
Julie A. Schertell	0	0	4,644		260,690
Bonnie C. Lind (ret.)	0	0	6,454	(3)	360,916
Paul F. DeSantis	0	0	0		0
Byron J. Racki	0	0	1,530		86,372
Michael W. Rickheim	0	0	0		0
Noah S. Benz	0	0	1,016		57,175
(1)
These shares represent the vesting of (i) PSUs granted to each of our NEOs in January 2018 and which vested on December 31, 2020 after a one-year performance and two-year holding period, (ii) PSUs granted to each of our NEOs in January 2018 and which vested on December 31, 2020 after a three-year performance period, and (iii) RSUs granted to each of our NEOs in January 2020 and which vested 33.34% on December 31, 2020.
(2)
Reflects the market value of the shares on the vesting date.
(3)
Reflects shares that vested upon retirement.

Pension Plans

The Neenah Pension Plan is a broad-based, tax-qualified defined benefit pension plan, which provides a benefit upon retirement to eligible employees of the Company. The Neenah Supplemental Pension Plan is a non-qualified defined benefit pension plan which covers pay and benefits above the qualified limits in the Pension Plan. The compensation covered by these defined benefit plans includes the salary and non-equity incentive payments set forth above in the "Summary Compensation Table". Under our Pension Plan, an employee is entitled to receive an annual standard benefit based on years of service and integrated with social security benefits. The Internal Revenue Code generally places limits on the amount of pension benefits that may be paid from the tax-qualified Pension Plan. However, we will pay any participant in our Supplemental Pension Plan the amount of the benefit payable under the Pension Plan that is limited by the Code.

Retirement benefits for participants in the Pension Plan who have at least five years of service may begin on a reduced basis at age 55 or on an unreduced basis at the normal retirement age of 65. Unreduced benefits also are available (i) for participants with ten years of service at age 62 or as early as age 60 with thirty years of service, and (ii) as described below, for certain involuntary terminations. None of our other NEOs currently is eligible for retirement under our Pension Plan or Supplemental Pension Plan.

The normal form of benefit is a single-life annuity payable monthly and other optional forms of benefit are available including a joint and survivor benefit. Accrued benefits under our Supplemental Pension Plan will, at the participant's option, either be paid as monthly payments in the same form as the retirement payments from the Pension Plan or as an actuarially determined lump sum payment upon retirement after age 55.

For a discussion of how we value these obligations and the assumption we use in that valuation, see Note 9 of Notes to Consolidated Financial Statements included in our 2019 Annual Report on Form 10-K. For purposes of determining the present value of accumulated benefits, we have used the normal retirement age under the plans, which is 65.

Neenah, Inc. 2021 Proxy Statement | 39

2020 Pension Benefits

The following table sets forth information as of December 31, 2020 regarding accumulated benefits to our NEOs under our Pension Plan and Supplemental Pension Plan:

Name(1)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)(2)
Bonnie C. Lind (ret.)	Neenah Pension Plan	38.8(3)	2,554,413
	Neenah Supplemental Pension Plan	38.8(3)	3,680,546
(1)
Messrs. O'Donnell, DeSantis, Racki, Rickheim, Benz and Ms. Schertell do not participate in the Pension Plan or Supplemental Pension Plan.
(2)
For a description of the assumptions applied in determining the present value of accumulated benefits reported above, see Note 7 of Notes to Consolidated Financial Statements included in our 2020 Annual Report on Form 10-K.
(3)
Includes years of service credited for employment with Kimberly-Clark prior to Neenah's spin off.

2020 Non-qualified Deferred Compensation

The Supplemental RCP is a non-qualified excess benefit and supplemental retirement plan pursuant to which the Company provides additional retirement benefits to certain highly compensated employees. These Company contributions are intended to provide contributions to those individuals whose benefits under tax-qualified programs are restricted by the limitations permitted by the Internal Revenue Code. Contributions are held for each participant in either an excess benefit or supplemental benefit unfunded separate account. Participant accounts are credited with earnings, gains, and losses based on the rate of return of investment funds selected by the participant, which the participant may elect to change in accordance with the participant's elections under the Supplemental RCP. Payments can be tied to termination of employment, including retirement, and would be paid in lump sum.

If a participant dies before receiving the full value of their account balance, the participant's beneficiary would receive the remainder of the benefit in one lump sum payment. All accounts would be distributed promptly following a change in control, subject to a 10% reduction in a current participant's account and a 5% reduction in an account for a retired participant.

Ms. Lind does not participate in the Supplemental RCP due to her participation in the Pension Plan and Supplemental Pension Plan.

The Deferred Compensation Plan enables our executive officers to defer a portion of annual cash compensation (base salary and non-equity awards under our STIP). This plan is intended to assist our executive officers in maximizing the value of the compensation they receive from the Company and assist in their retention.

Neenah, Inc. 2021 Proxy Statement | 40

NEO participation in the Supplemental RCP and the Deferred Compensation Plan in 2020 was as follows:

Name(1)	Executive Contributions in last Fiscal Year(2)	Company Contributions in last Fiscal Year(3)	Aggregate Earnings in last Fiscal Year	Aggregate Withdrawal/ Distributions	Aggregate Balance at Last Fiscal Year
John P. O'Donnell (ret.)	—	$75,140	$98,098	—	$1,211,448
Julie A. Schertell	—	$41,259	$47,387	—	$392,188
Byron J. Racki	—	$21,532	$26,916	—	$150,172
Noah S. Benz	—	$12,867	$9,654	—	$61,615
(1)
Messrs. Rickheim and DeSantis and Ms. Lind did not participate in the Supplemental RCP in 2020.
(2)
None of our NEOs elected to defer compensation in 2020 under the Deferred Compensation Plan.
(3)
Amounts included "All Other Compensation" column of the "Summary Compensation Table" for 2020.

Potential Payments Upon Termination

We do not have employment agreements or other individual arrangements with our NEOs that provide for specific benefits upon a termination of employment. In general, upon termination of employment, an executive officer will receive compensation and benefits for which he or she has already vested. This includes accrued but unpaid salary, accrued and unused vacation pay, and payments and benefits accrued under our broad-based benefit programs. The following section describes certain payments and benefits that would be payable to our NEOs in the event of their involuntary termination in connection with a change in control of Neenah or other involuntary termination

The 2017 Executive Severance Plan provides NEOs certain severance benefits both upon termination of employment following a change in control of Neenah and outside of a change in control. The 2017 Executive Severance Plan also categorize the participating executives as either "Tier 1," "Tier 2," or "Tier 3" participants in order to provide varying benefit amounts to the different executives. All NEOs are Tier 1 participants under the 2017 Executive Severance Plan.

Upon termination of an executive's employment by Neenah without "cause" outside of a change in control of Neenah, such terminated NEO will be entitled to an amount equal to one and one-half times his or her base salary. Upon termination of an executive's employment by Neenah without "cause" within the two-year period following a change in control, or by the executive for "good reason" within the two-year period following a change in control, the 2017 Executive Severance Plan provides that such NEO will be entitled to the sum of (i) two times the sum of his or her annual base salary, (ii) the amount of bonus under Neenah's STIP that he or she has earned through the date of the change in control, plus two times his or her targeted annual bonus, (iii) any profit-sharing contributions or pension plan benefits forfeited as a result of such termination, (iv) the amount of profit-sharing contributions and pension plan benefits such participant would have received under the qualified and supplemental retirement plans but for his or her termination for the two-year period following his or her termination, and (v) the cost of medical and dental COBRA premiums for a period of two years. In addition, such NEO will be fully vested in his or her account under the Deferred Compensation Plan and any awards granted under the 2004 Omnibus Plan or the 2018 Omnibus Plan. Excise tax gross up payments are not included as a part of the 2017 Executive Severance Plan.

In addition, upon termination of an NEO's employment by Neenah at any time without "cause" or by the NEO for "good reason" within the two-year period following a change in control, the NEO will be eligible to receive reimbursement for outplacement service costs for a period of two years for an amount not to exceed $50,000.

Neenah, Inc. 2021 Proxy Statement | 41

The following table shows the payments that would be made to each of our NEOs under the 2017 Executive Severance Plan in connection with a change in control termination as of December 31, 2020:

Payments(1)	Julie A. Schertell	Paul F. DeSantis	Byron J. Racki	Michael W. Rickheim	Noah S. Benz
Severance(2)	$3,040,000	$1,650,000	$1,280,000	$1,120,000	$1,083,000
Prorated Non-Equity Incentive Payment(3)	—	—	—	—	—
Unvested Restricted Stock(4)	$360,963	$494,671	$86,631	$401,900	$66,218
Unvested PSU Component I(5)	$116,449	$0	$79,550	$0	$56,703
Unvested PSU Component II(6)	$818,735	$377,336	$191,019	$193,279	$146,433
Retirement Benefit Payment(7)	$246,669	$68,278	$82,269	$51,438	$77,094
Welfare Benefit Values(8)	$40,396	$0	$52,864	$40,396	$56,342
Outplacement	$50,000	$50,000	$50,000	$50,000	$50,000
Aggregate Payments	$4,673,212	$2,640,285	$1,822,333	$1,857,013	$1,535,790
(1)
Mr. O'Donnell and Ms. Lind were not employed with the Company as of December 31, 2020.
(2)
Severance payment equal to two times the sum of the executive's annual base salary at the time of the termination, plus two times the target STIP bonus.
(3)
The Target Non-Equity Incentive Payment is prorated for the number of days in the calendar year prior to termination. Since the assumed termination is December 31, 2020, the Non-Equity Incentive Payment for 2020 would have been earned and paid to the executives and would not be payable under the 2017 Executive Severance Plan.
(4)
Total value of unvested Restricted Stock that would become vested upon a change in control assuming a share price of $55.32 and a change in control date of December 31, 2020.
(5)
All actual and unearned Component I PSUs vest upon a change in control event.
(6)
Amounts are based on target 2019 Component II PSU grants. Amounts include grants under the 2020 LTIP.
(7)
Actuarial value attributable to retirement benefits.
(8)
Estimated value associated with the continuation of medical and dental for two years post-termination.

Neenah, Inc. 2021 Proxy Statement | 42

AUDIT RELATED MATTERS

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accuracy and integrity of Neenah's financial reporting, including the performance and the independence of Neenah's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"). Our Board of Directors adopted an Audit Committee Charter, which sets forth the responsibilities of the Audit Committee. The charter is available on our website at www.neenah.com. The Audit Committee reviewed and discussed with management and Deloitte our audited financial statements for the fiscal year ended December 31, 2020. The Audit Committee also discussed with Deloitte the matters required to be discussed under Public Company Accounting Oversight Board ("PCAOB") Auditing Standards No. 1301, Communications with Audit Committees.

The Audit Committee received the written disclosures and other communications from Deloitte that are required by the applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee, which included independence considerations. The Audit Committee reviewed the audit and non-audit services provided by Deloitte for the fiscal year ended December 31, 2020 and determined to engage Deloitte as the independent registered public accounting firm of Neenah for the fiscal year ending December 31, 2021.

The Audit Committee also received and reviewed a report by Deloitte outlining communications required by NYSE listing standards describing: (1) the firm's internal quality control procedures; (2) any material issue raised by a) the most recent internal quality control review of the firm, b) peer review of the firm, or c) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with issues; and (3) (to assess Deloitte's independence) all relationships between Deloitte and us.

In reliance upon the Audit Committee's review of the audited financial statements, the discussions noted above, and Deloitte's report, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Audit Committee:

•
Timothy S. Lucas, Chair
•
Philip C. Moore
•
Stephen M. Wood
•
William M. Cook
•
Donna M. Costello

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Aggregate Fees for professional services rendered for us by Deloitte & Touche LLP, the member firms of Deloitte Touche and Tohmatsu and their respective affiliates as of or for the fiscal years ended December 31, 2020 and December 31, 2019 are set forth below. The aggregate fees included in the Audit category are fees billed for the fiscal year for the integrated audit of our annual financial statements and review of statutory and regulatory filings. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit Fees were for professional services rendered for the audit of our annual consolidated financial statements including the audit of our internal control over financial reporting and review of Quarterly Reports on Form 10-Q filed by us with the SEC.

	2019	2020
Audit Fees	$1,927,000	$1,998,000
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$1,927,000	$1,998,000

POLICY ON AUDIT COMMITTEE PRE-APPROVAL

To avoid potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The law also requires the audit committee of a publicly traded company to pre-approve other services provided by the independent registered public accounting firm. Pursuant to its charter, the Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services and other services. In its pre-approval of non-audit services, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditor's independence.

The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services performed by the independent registered public accounting firm in fiscal 2020 and fiscal 2019, including those services described in the table above under the captions "Audit Fees".

Neenah, Inc. 2021 Proxy Statement | 43

ELECTION OF DIRECTORS (ITEM 1)

The Board currently consists of eight members divided into one class of two directors (Class III) and two classes of three directors (Classes I and II). The directors in each class serve three-year terms, with the terms of the Class II directors expiring at the 2021 Annual Meeting.

The Board has nominated Margaret S. Dano and Donna M. Costello, each a current Class II director, for re-election at the 2021 Annual Meeting. If re-elected, the nominees will serve a three-year term expiring at the 2024 Annual Meeting of Stockholders and until their successor has been duly elected and qualified. Each of the nominees has consented to serve another term as a director if re-elected.

If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

On February 3, 2021, Stephen M. Wood delivered notice to the Board of his intent to not stand for re-election as Class II director at the Company's 2021 Annual Meeting. The Board has not made any nominations and does not currently intend to fill this Class II vacancy at this time. Accordingly, immediately following the 2021 Annual Meeting, the Board will consist of seven members divided into two classes of two directors (Classes II and III) and one class of three directors (Class I).

If any incumbent nominee for director in an uncontested election should fail to receive the required affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, under Delaware law the director remains in office as a "holdover" director until his or her successor is elected and qualified or until his or her earlier resignation, retirement, disqualification, removal from office or death. In the event of a holdover director, the Board of Directors in its discretion may request the director to resign from the Board. If the director resigns, the Board of Directors may immediately fill the resulting vacancy, allow the vacancy to remain open until a suitable candidate is located and appointed, or adopt a resolution to decrease the authorized number of directors.

This Proxy Statement contains certain information as of March 26, 2021, regarding the nominees and each director continuing in office, including their ages, principal occupations (which have continued for at least the past five years unless otherwise noted), current Board experience and participation, and how the background, experience, and qualification of each nominee and director make them well suited to serve on Neenah's Board.

Neenah, Inc. 2021 Proxy Statement | 44

ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 2)

Section 14A of the Exchange Act requires that we include in this Proxy Statement a non-binding stockholder vote on our executive compensation as described in this Proxy Statement (commonly referred to as "Say-on-Pay").

We encourage stockholders to review the "Compensation Discussion and Analysis" ("CD&A") section of this Proxy Statement. Our executive compensation program has been designed to pay-for-performance and align our compensation programs with business strategies focused on long-term growth and creating value for stockholders while also paying competitively and focusing on total compensation.

The Company's executive compensation programs are designed to attract, motivate, and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes the Company's executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with the stockholders' long-term interests without promoting excessive risk. We feel this design is evidenced by the following:

•
A majority of our executives' compensation is directly linked to our performance and the creation of stockholder value. The overall compensation mix is targeted to include at least 50% performance-based compensation for the NEOs with a higher percentage of our CEO's compensation being performance-based. In 2020, 74% of our CEO's compensation was performance-based at target levels.

•
Our long-term incentive awards are exclusively in the form of PSUs and RSUs and all of our incentive plans have capped payouts

•
LTIP grants are split with 60% of the total value of the awards granted as PSUs with a three-year vesting and three-year performance period, and 40% as RSUs with annual vesting equally over a three-year period. For our PSUs, we use objective performance metrics closely tied to financial performance and stockholder value, such as maintaining an attractive return on invested capital, corporate revenue growth, free cash flow as a percentage of net sales, and relative total stockholder return.

•
Our short-term incentive plan (STIP) also is based on a pay for performance philosophy, with target bonus opportunities ranging from 50% to 90% of base salary based on improvements in corporate and business unit profits and successful execution of strategic objectives. In 2020, NEOs received a payment 74% of target as a result of performance in corporate EBITDA, liquidity and the successful execution of strategic objectives.

•
We have meaningful stock ownership requirements for our NEOs.

•
We do not have employment agreements or other individual arrangements with our NEOs that provide for a specified term of employment, compensation terms, or specific benefits upon a termination of employment.

•
Benefits under our 2017 Executive Severance Plan in connection with a change in control are payable only on a double-trigger basis (i.e., following both a change in control and a qualifying termination of employment).

•
The Compensation Committee is advised by an independent compensation consultant who keeps the Committee apprised of developments and best practices.

•
The Company has a clawback policy which allows the Company to recoup awards if payment or vesting was based on financial criteria that are later deemed to be materially inaccurate or if the Board concludes that such employee engaged in improper conduct.

•
In 2017, the Compensation Committee amended the Company's executive severance plan to remove the excise tax gross up provision.

The Board strongly endorses the Company's executive compensation program and recommends that stockholders vote in favor of the following resolution:

  RESOLVED, that the stockholders approve the compensation of the Company's named executive officers as described in this proxy statement under "Executive Compensation", including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this proxy statement.

Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal.

The Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

Neenah, Inc. 2021 Proxy Statement | 45

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 3)

  The Audit Committee and the Board unanimously recommend that the stockholders vote "FOR" the proposal to ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm.

The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. As a matter of good corporate practice, the Board has directed that such appointment be submitted to our stockholders for ratification at the 2021 Annual Meeting. Deloitte & Touche LLP has served as our independent registered public accounting firm since our spin-off in November 2004 and is considered by our Audit Committee to be well qualified. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment. Even if the stockholders ratify the appointment, the Audit Committee, in its discretion, may appoint a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of Neenah and its stockholders.

Representatives of Deloitte & Touche LLP will be present at the 2021 Annual Meeting. They will be available to respond to appropriate questions from stockholders.

Neenah, Inc. 2021 Proxy Statement | 46

FAQ: ANNUAL MEETING AND VOTING

When and where is the Annual Meeting?

When:	Thursday, May 20, 2021, at 3:00 p.m. EDT
Where:	www.virtualshareholdermeeting.com/NP2021

Who is entitled to vote at the Annual Meeting?

You are entitled to vote at the Annual Meeting if you owned our common stock, par value $0.01 per share, as of the close of business March 26, 2021 (the "Record Date"), with each share entitling its owner to one vote on each matter submitted to the stockholders. On the record date, 16,840,520 shares of common stock were outstanding and eligible to be voted at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock is necessary to constitute a quorum at the 2021 Annual Meeting.

How do I vote at the Annual Meeting?

You may vote at the Annual Meeting or by proxy. We recommend you vote by proxy even if you plan to attend the 2021 Annual Meeting. You can always change your vote at the meeting.

Giving us your proxy means you authorize us to vote your shares at the 2021 Annual Meeting in the manner you direct.

If your shares are held in your name, you can vote by proxy in three convenient ways:

•	Via the Internet: Go to http://www.proxyvote.com and follow the instructions.
•	By Telephone: Call toll free 1-800-690-6903 and follow the instructions.
•	By Mail: Request a printed copy of the proxy materials disclosed in this Proxy Statement and complete, sign, date and return your proxy card in the envelope included with your printed proxy materials.

If your shares are held in street name, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or brokerage firm; therefore, it is recommended that you follow the voting instructions on the form you receive from your bank or brokerage firm. All properly executed proxies received by the Company in time to be voted at the 2021 Annual Meeting and not revoked will be voted at the 2021 Annual Meeting in accordance with the directions noted on the proxy card. If any other matters properly come before the 2021 Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

We are also sending the Notice and voting materials to participants in various employee benefit plans of the Company. The trustee of each plan, as the stockholder of record of the shares of common stock held in the plan, will vote whole shares of stock attributable to each participant's interest in the plan in accordance with the directions the participant gives or, if no directions are given by the participant, in accordance with the directions received from the applicable plan committees.

Can I change my vote?

Any stockholder of record delivering a proxy has the power to revoke it at any time before it is voted at the 2021 Annual Meeting: (i) by giving written notice to Noah S. Benz, Executive Vice President, General Counsel and Secretary at 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005; (ii) by submitting a proxy card bearing a later date, including a proxy submitted via the Internet or by telephone; or (iii) by voting at the 2021 Annual Meeting. Please note, however, that any beneficial owner of our common stock whose shares are held in street name may (a) revoke his or her proxy and (b) vote his or her shares at the 2021 Annual Meeting only in accordance with applicable rules and procedures as then may be employed by such beneficial owner's brokerage firm or bank.

What Proposals am I being asked to vote on at the 2021 Annual Meeting and what is required to approve each proposal?

You are being asked to vote on three proposals:

•
Proposal 1 – the election of the two nominees as Class II directors;

•
Proposal 2 – the approval, in a non-binding advisory vote, of Neenah's executive compensation; and

•
Proposal 3 – the ratification of the appointment of our independent public accounting firm.

Neenah, Inc. 2021 Proxy Statement | 47

In voting with regard to Proposal 1, you may vote in favor of each nominee, against each nominee, or may abstain from voting. A majority of the shares of common stock represented and entitled to vote on Proposal 1 is required for the election of each director, provided a quorum is present. Abstentions will be considered in determining the number of votes required to obtain the necessary majority vote for the proposal, and therefore will have the same legal effect as votes against the proposal.

In voting with regard to Proposals 2 and 3, you may vote in favor of each proposal, against each proposal, or may abstain from voting. The vote required to approve Proposals 2 and 3 is majority of the shares of common stock represented and entitled to vote, provided a quorum is present. Abstentions will be considered in determining the number of votes required to obtain the necessary majority vote for each proposal, and therefore will have the same legal effect as votes against such proposal.

Neenah is not aware, as of the date hereof, of any matters to be voted upon at the 2021 Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the 2021 Annual Meeting, your proxy gives discretionary authority to the persons named as proxies to vote the shares represented thereby in their discretion.

What happens if I don't return my proxy card or vote my shares?

If you hold your shares directly your shares will not be voted if you do not return your proxy card or vote at the 2021 Annual Meeting.

If your shares are held in the name of a bank or brokerage firm (in "street name") and you do not vote your shares, your bank or brokerage firm will only be permitted to exercise discretionary authority to vote your shares for proposals which are considered "discretionary" proposals. We believe that Proposal 3 is a discretionary proposal.

Brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the broker for proposals which are considered "non-discretionary" (a "broker non-vote"). We believe Proposals 1 and 2 are non-discretionary proposals. As such, broker non-votes will be counted for the purpose of determining if a quorum is present, but will not be considered as shares entitled to vote on Proposals 1 and 2, and therefore will have no effect on the outcome of these proposals.

What happens if I sign, date and return my proxy card but do not specify how to vote my shares?

If a signed proxy card is received which does not specify a vote or an abstention, then the shares represented by that proxy card will be voted FOR the election of all Class II director nominees described herein, FOR the approval of the Company's executive compensation, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Why haven't I received a printed copy of the Proxy Statement or annual report?

We are choosing to follow the SEC rules that allow companies to furnish proxy materials to stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials, or "Notice," by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for re-questing these materials included in the Notice. We plan to mail the Notice to stockholders by April 9, 2021.

Who pays for the cost of this proxy solicitation?

We will bear the cost of preparing, printing and filing the Proxy Statement and related proxy materials. In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers, and employees, in person and by telephone or email and facsimile. We expect to retain Okapi Partners LLC to aid in the solicitation at a cost of approximately $9,500, plus reimbursement of out-of-pocket expenses. Brokerage firms, nominees, custodians, and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies.

When will voting results be made available?

We will announce the final results on our website at www.neenah.com shortly after the 2021 Annual Meeting and on Form 8-K immediately following the meeting.

Neenah, Inc. 2021 Proxy Statement | 48

BENEFICIAL OWNERSHIP

Directors and Executive Officers

The following table sets forth information regarding the beneficial ownership of our common stock as of March 26, 2021 with respect to: (i) each of our directors; (ii) each of the NEOs appearing elsewhere herein; and (iii) all executive officers and directors as a group, based in each case on information furnished to us by such persons. As used in this Proxy Statement, "beneficial ownership" means that a person has, as of March 26, 2021, or may have within 60 days thereafter, the sole or shared power to vote or direct the voting of a security and/or the sole or shared investment power to dispose of or direct the disposition of a security.

Name	Shares Beneficially Owned(1)		Percent of Class (2)
Noah S. Benz	2,635	(3)	*
William M. Cook	8,781	(4)	*
Donna M. Costello	2,016	(5)	*
Margaret S. Dano	4,900	(6)	*
Paul F. DeSantis	10,890	(7)	*
Timothy S. Lucas	21,840	(8)	*
Philip C. Moore	16,084	(9)	*
Byron J. Racki	5,990	(10)	*
Michael W. Rickheim	757	(11)	*
Julie A. Schertell	9,447	(12)	*
Tony R. Thene	3,692	(13)	*
Stephen M. Wood	26,383	(14)	*
All directors and executive officers as a group (15 persons)	134,531	(15)	*

(1)
Except as otherwise noted, the directors and executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed. Shares of common stock held by the trustee of Neenah's 401(k) Retirement Plan for the benefit of, and which are attributable to our executive officers, are included in the table.
(2)
An asterisk indicates that the percentage of common stock beneficially owned by the named individual does not exceed 1% of the total outstanding shares of our common stock.
(3)
Includes 2,016 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 26, 2021.
(4)
Includes 2,016 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 26, 2021.
(5)
Includes 2,016 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 26, 2021.
(6)
Mr. DeSantis joined the Company on May 13, 2020.
(7)
This total does not include 3,608 Stock Appreciation Rights.
(8)
Includes 2,016 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 26, 2021. This total does not include 1,430 Stock Appreciation Rights.

Neenah, Inc. 2021 Proxy Statement | 49

(9)
Includes 2,016 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 26, 2021.
(10)
This total does not include 11,433 Stock Appreciation Rights.
(11)
This total does not include 36,917 Stock Appreciation Rights.
(12)
Includes 2,016 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 26, 2021.
(13)
Includes 2,016 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 26, 2021.
(14)
Mr. Rickheim joined the Company on April 6, 2020.
(15)
On July 1, 2014 the Company converted all outstanding Stock Options to Stock Appreciation Rights which are not included in the calculation of beneficial ownership. Stock Appreciation Rights are disclosed in detail under the "Outstanding Equity Awards at 2020 Fiscal Year-End" section of this Proxy Statement.

Third Parties

The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2020 for each person known to us to be the beneficial owner of more than 5% of our outstanding common stock.

	Common Stock Beneficially Owned

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	2,640,988(1)	15.7%
Wells Fargo & Company 420 Montgomery St. San Francisco, CA 94163	1,896,136(2)	11.29%
Macquarie Investment Management Holdings, Inc 2005 Market Street Philadelphia, PA 19103(4)	1,297,052(3)	7.72%
The Vanguard Group 100 Vanguard Blvd. Malverne, PA 19355	1,032,375(5)	6.14%
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	1,341,015(6)	7.98%

(1)
The amount shown and the following information is derived from the Schedule 13G filed by Blackrock, Inc. on January 25, 2021, reporting beneficial ownership as of December 31, 2020. Of the 2,640,988 shares reported, Blackrock, Inc. reported sole dispositive power over all 2,640,988 shares and sole voting power over 2,603,285 shares.
(2)
The amount shown and the following information is derived from the Schedule 13G filed by Wells Fargo & Company, on behalf of itself and certain subsidiaries named therein, on February 12, 2021, reporting beneficial ownership as of December 31, 2020. Of the

1,896,136 shares reported by Wells Fargo & Company, the filing reported Wells Fargo & Company has sole dispositive and voting power over 36,054 of the shares, shared voting power with respect to 338,828 shares, and shared dispositive power with respect to 1,860,082 of the shares. Of the 1,835,270 shares reported by Wells Capital Management Incorporated, the filing reported Wells Capital Management Incorporated has shared voting power with respect to 1,759,662 of the shares and has shared dispositive power with respect to all 1,835,270 shares. Of the 1,404,756 shares reported by Wells Fargo Funds Management, LLC, the filing reported Wells Fargo Funds Management, LLC has

Neenah, Inc. 2021 Proxy Statement | 50

  shared voting power with respect to 1,404,661 of the shares and has shared dispositive power with respect to all 1,404,756 shares.

(3)
The amount shown and the following information is derived from the Schedule 13G filed by Macquarie Investment Management Holdings, Inc., on behalf of itself and certain subsidiaries named therein, on February 12, 2021, reporting beneficial ownership as of December 31, 2020. The filing reported 1,297,052 shares are deemed beneficially owned by Macquarie Group Limited due to reporting person's ownership of Macquarie Bank Limited, Macquarie Investment Management Holdings, Inc., Macquarie Investment Management Business Trust, and Macquarie Investment Management Global Limited, as further detailed on the Schedule 13G filed by Macquarie Group Limited.
(5)
The amount shown and the following information is derived from the Schedule 13G filed by The Vanguard Group on February 10, 2021, reporting beneficial ownership as of December 31, 2020. Of the 1,032,375 shares reported, The Vanguard Group reported sole dispositive power over 1,002,448 of the shares, shared voting power with respect to 17,489 shares, shared dispositive power with respect to 29,927 shares, and no sole voting power over any of the shares.
(6)
The amount shown and the following information is derived from the Schedule 13G filed by Wellington Management Group LLP, on behalf of itself and certain subsidiaries named therein, on February 4, 2021, reporting beneficial ownership as of December 31, 2020. Of the 1,341,015 shares reported by Wellington Management Group LLP, the filing reported Wellington Management Group LLP has shared voting power with respect to 1,196,317 shares and shared dispositive power with respect to all 1,341,015 shares. Of the 1,341,015 shares shown reported by Wellington Group Holdings LLP, the filing reported Wellington Group Holdings LLP has shared voting power with respect to 1,196,317 shares and shared dispositive power with respect to all 1,341,015 shares. Of the 1,341,015 shares shown reported by Wellington Investment Advisors Holdings LLP, the filing reported Wellington Investment Advisors Holdings LLP has shared voting power with respect to 1,196,317 shares and shared dispositive power with respect to all 1,341,015 shares. Of the 1,331,531 shares reported by Wellington Management Company LLP, the filing reported Wellington Management Company LLP has shared voting power with respect to 1,186,833 shares and shared dispositive power with respect to all 1,331,531 shares.

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STOCKHOLDERS' PROPOSALS FOR 2022 ANNUAL MEETING

Proposals of stockholders, excluding nominations for the Board, intended to be presented at the 2022 Annual Meeting should be submitted by certified mail, return receipt requested, and must be received by us at our executive offices in Alpharetta, Georgia, on or before December 9, 2021, the date that is 120 calendar days prior to the first anniversary of the date that this Proxy Statement is released to stockholders, to be eligible for inclusion in our Proxy Statement and form of proxy relating to that meeting and to be introduced for action at the 2022 Annual Meeting. In the event that the date of the 2022 Annual Meeting is changed more than thirty days from the date of this year's meeting, notice by stockholders should be received no later than (i) the close of business on the later of the 150th calendar day prior to the 2022 Annual Meeting, or (ii) the 10th calendar day on which public announcement of the date of such meeting is first made.

Any stockholder proposal must be in writing and must comply with Rule 14a under the Exchange Act and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting; (ii) the name and address, as they appear on our books, of the stockholder submitting the proposal; (iii) the class and number of shares that are beneficially owned by such stockholder; (iv) the dates on which the stockholder acquired the shares; (v) documentary support for any claim of beneficial ownership as required by Rule 14a-8; (vi) any material interest of the stockholder in the proposal; (vii) a statement in support of the proposal; and (viii) any other information required by the rules and regulations of the SEC. Stockholder nominations for the Board must comply with the procedures set forth above under "Corporate Governance—Nomination of Directors."

The failure of a stockholder to deliver a proposal in accordance with the requirements of the preceding paragraphs may result in it being excluded from our Proxy Statement and ineligible for consideration at the 2022 Annual Meeting. Further, the submission of a proposal in accordance with the requirements of the preceding paragraph does not guarantee that we will include it in our Proxy Statement or that it will be eligible for consideration at the 2022 Annual Meeting. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of the submission deadline to discuss the proposal.

HOUSEHOLDING OF NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The SEC's proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for Notices, and if applicable, the Proxy Statements and Annual Reports, with respect to two or more stockholders sharing the same address by delivering a single Notice to those stockholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that stockholders receive and lower printing and mailing costs for companies. Neenah and certain intermediaries are householding Notices, and if applicable, proxy statements and annual reports, for stockholders of record in connection with its 2021 Annual Meeting. This means that:

•
Only one Notice, if applicable, Proxy Statement and Annual Report on Form 10-K for the 2021 Annual Meeting, will be delivered to multiple stockholders sharing an address unless you notify your broker or bank to the contrary;

•
You can contact Neenah by calling 678-566-6500 or by writing to INVESTOR RELATIONS, Neenah, Inc., at 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005 to request a separate copy of the Notice, and if applicable, Proxy Statement and Annual Report on Form 10-K for the 2021 Annual Meeting and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future or you can contact your bank or broker to make a similar request; and

•
You can request delivery of a single copy of the Notice, and if applicable, Proxy Statement and Annual Report on Form 10-K for the 2021 Annual Meeting, from your bank or broker if you share the same address as another Neenah stockholder and your bank or broker has determined to household proxy materials.

Neenah, Inc. 2021 Proxy Statement | 52

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and rules and regulations of the SEC thereunder require our directors, officers, and persons who beneficially own more than 10% of our common stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our common stock and subsequent reports of changes in such ownership with the SEC. Directors, officers, and persons owning more than 10% of our common stock are required by SEC rules and regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us and on information provided by the reporting persons, we believe that during 2020, our directors, officers, and owners of more than 10% of our common stock complied with all applicable filing requirements.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our Board knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting.

However, if any other matter should be properly presented for consideration and vote at the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of Neenah and its stockholders.

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NP2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. NEENAH, INC. PRESTON RIDGE III 3460 PRESTON RIDGE ROAD, SUITE 600 ALPHARETTA, GA 30005 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D38932-P52336 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NEENAH, INC. The Board of Directors recommends you vote FOR the following: 1. Proposal for election of Class II Directors: Nominees: For Against Abstain ! ! ! ! ! ! 1a. Margaret S. Dano 1b. Donna M. Costello For Against Abstain The Board of Directors recommends you vote FOR the following proposal: ! ! ! 2. Proposal to approve an advisory vote on the Company's executive compensation; The Board of Directors recommends you vote FOR the following proposal: ! ! ! 3. Proposal to ratify Deloitte & Touche LLP as the independent registered public accounting firm of Neenah, Inc. for the fiscal year ending December 31, 2021. Any of such attorneys and proxies, or their substitutes (or if only one, that one) at said Annual Meeting, and any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked. Receipt is acknowledged of the Notice of Annual Meeting of Stockholders and the Proxy Card accompanying said Notice. Each of the foregoing matters have been proposed by Neenah, Inc. and is not conditioned on the approval of any other matters. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS Thursday, May 20, 2021 3:00 p.m. Eastern Daylight Time www.virtualshareholdermeeting.com/NP2021 AGENDA: • • • Proposal for election of Class II Directors; Proposal to approve an advisory vote on the Company's executive compensation; Proposal to ratify Deloitte & Touche LLP as the independent registered public accounting firm of Neenah, Inc. for the fiscal year ending December 31, 2021; and Other business as may properly come before the Annual Meeting (the Board of Directors is currently unaware of any other business to be presented to a vote). • Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and the 2020 Annual Report to Stockholders are available at www.proxyvote.com. D38933-P52336 NEENAH, INC. Proxy – Annual Meeting of Stockholders – May 20, 2021 (Solicited on Behalf of the Board of Directors) The undersigned stockholder of Neenah, Inc. hereby constitutes and appoints Paul F. DeSantis, Executive Vice President, Chief Financial Officer and Treasurer, and Noah S. Benz, Executive Vice President, General Counsel and Secretary, and each of them, the attorneys and proxies of the undersigned, with full power of substitution and revocation, to represent and to vote on behalf of the undersigned all of the shares of Neenah's Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/NP2021, on Thursday, May 20, 2021 at 3:00 p.m., Eastern Daylight Time, and at any adjournments thereof, upon the proposals stated on the reverse side which are more fully described in the Notice of, and Proxy Statement for, the Annual Meeting. NOTE: This proxy, properly filled in, dated and signed, should be returned promptly in the enclosed postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Neenah, Inc. 401(k) Plan and the Neenah, Inc. Retirement Contribution Plan (093861). This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m., Eastern Daylight Time, on May 18, 2021, you will be treated as directing the Plan's Trustee to vote the shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote OR as indicated on the reverse side in un-voted share methodology. (Continued, and to be marked, dated and signed, on the other side)